Exhibit 10.6
OFFICE LEASE
by and between
K/B FUND IV
(“Landlord”)
and
DIGITALGLOBE, INC.
(“Tenant”)
Dated as of
March 19, 2008

LEASE OF PREMISES		1
BASIC LEASE PROVISIONS		1
STANDARD LEASE PROVISIONS		5
1.	TERM	5
2.	BASIC ANNUAL RENT AND SECURITY DEPOSIT	6
3.	ADDITIONAL RENT	7
4.	IMPROVEMENTS AND ALTERATIONS	12
5.	REPAIRS	13
6.	USE OF PREMISES	14
7.	UTILITIES AND SERVICES	16
8.	NON-LIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE	17
9.	FIRE OR CASUALTY	20
10.	EMINENT DOMAIN	21
11.	ASSIGNMENT AND SUBLETTING	21
12.	DEFAULT	23
13.	ACCESS; CONSTRUCTION	25
14.	[INTENTIONALLY DELETED]	26
15.	[INTENTIONALLY DELETED]	26
16.	SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES	26
17.	SALE BY LANDLORD; TENANT’S REMEDIES; NONRECOURSE LIABILITY	28
18.	PARKING; COMMON AREAS	28
19.	MISCELLANEOUS	30
LIST OF EXHIBITS

Exhibit A-1	Floor Plan(s)
Exhibit A-2	Legal Description of the Project
Exhibit A-3	Rentable Area
Exhibit B	Work Letter
Exhibit C	Utilities and Services
Exhibit D	Building Rules and Regulations
Exhibit E	Form Estoppel Certificate
Exhibit F	Tenant’s Initial Certificate
Exhibit G	ADA
Exhibit H	Landlord Improvements
Addendum One	Two Renewal Options at Market
Addendum Two	Additional Tenant Improvement Allowance for Third Lease Year
Addendum Three	Additional Tenant Improvement Allowance for Fourth Lease Year
Addendum Four	Generator
Addendum Five	Signage Rights
Addendum Six	Arbitration

-i-

OFFICE LEASE
          THIS OFFICE LEASE is made between K/B FUND IV, a Delaware general partnership (“Landlord”), and the Tenant described in Item 1 of the Basic Lease Provisions.
LEASE OF PREMISES
          Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all of the terms and conditions set forth herein, those certain premises (the “Premises”) described in Item 3 of the Basic Lease Provisions and as shown in the drawing attached hereto as Exhibit A-1. The Premises are located in the Building described in Item 2 of the Basic Lease Provisions. The Building is located on that certain land (the “Land”) more particularly described on Exhibit A-2 attached hereto, which is also improved with landscaping, parking facilities and other improvements, fixtures and common areas and appurtenances now or hereafter placed, constructed or erected on the Land (sometimes referred to herein as the “Project”).
BASIC LEASE PROVISIONS

1.	Tenant:	DigitalGlobe, Inc., a Delaware corporation (“Tenant”)

2.	Building:	Boulder County Business Center 1601 Dry Creek Drive Longmont, Colorado 80503

3.	Description of Premises:	Suite(s): 260. The Premises shall include the management office currently located on the first floor, which shall be relocated to a location mutually acceptable to Landlord and Tenant at Landlord’s sole cost and expense.

	Rentable Area:	153,988 square feet of office space as more particularly described on Exhibit A-1 to this Lease (“Office Space”) 31,278 square feet of storage space as more particularly described on Exhibit A-2 to this Lease (“Storage Space”)

4.	(a) Tenant’s Proportionate Share of Operating Costs for Office Space:	28.144% (153.988 rsf / 547,149 rsf) (See Paragraph 3)

	(b) Tenant’s Total Proportionate Share:	33.86% (185,266 rsf / 547,149 rsf) (See Paragraph 7)

5.	Basic Annual Rent for Office Space:	(See Paragraph 2)

Months 1 to 12, inclusive:
	Monthly Installment:	$0.00 ($0.00) per square foot of Rentable Area)
	Each Lease Year:	(Basic Annual Rent is abated for first twelve (12) months of the Initial Term)

Months 13 to 24, inclusive:
	Monthly Installment:	$102,658.67 ($8.00 per square foot of Rentable Area)
	Each Lease Year:	$1,231,904.00

Months 25 to 36, inclusive:
	Monthly Installment:	$109,074.83 ($8.50 per square foot of Rentable Area)
	Each Lease Year:	$1,308,898.00

Months 37 to 48, inclusive:
Monthly Installment:	$115,491.00 ($9.00 per square foot of Rentable Area)
Each Lease Year:	$1,385,892.00

Months 49 to 60, inclusive:
Monthly Installment:	$121,907.67 ($9.50 per square foot of Rentable Area)
Each Lease Year:	$1,462,886.00

Months 61 to 72, inclusive:
Monthly Installment:	$128,323.33 ($10.00 per square foot of Rentable Area)
Each Lease Year:	$1,539,880.00

Months 73 to 84, inclusive:
Monthly Installment:	$134,739.50 ($10.50 per square foot of Rentable Area)
Each Lease Year:	$ 1616,874.00

Months 85 to 96, inclusive:
Monthly Installment:	$141,155.67 ($11.00 per square foot of Rentable Area)
Each Lease Year:	$1,693,868.00

Months 97 to 108, inclusive:
Monthly Installment:	$147,571.83 ($11.50 per square foot of Rentable Area)
Each Lease Year:	$1,770.862.00

Months 109 to 120, inclusive:
Monthly Installment:	$153,988.00 ($12.00 per square foot of Rentable Area)
Each Lease Year:	$1,847,856.00

Months 121 to 132, inclusive:
Monthly Installment:	$160,404.17 ($12.50 per square foot of Rentable Area)
Each Lease Year:	$1,924,850.00

Basic Annual Rent for Storage Space:	(See Paragraph 2)

Months 1 to 12, inclusive:
Monthly Installment:	$1,666.67 ($0.64 per square foot of Rentable Area)
Each Lease Year:	$20,000.00

Months 13 to 24, inclusive:
Monthly Installment:	$1,954.88 ($0.75 per square foot of Rentable Area)
Each Lease Year:	$23,458.50

Months 25 to 36, inclusive:
Monthly Installment:	$2,606.50 ($1.00 per square foot of Rentable Area)
Each Lease Year:	$31,278.00

Months 37 to 48, inclusive:
Monthly Installment:	$5,213.00 ($2.00 per square foot of Rentable Area)
Each Lease Year:	$62,556.00

Months 49 to 60, inclusive:
Monthly Installment:	$5,369.39 ($2.06 per square foot of Rentable Area)
Each Lease Year:	$64,432.68

Months 61 to 72, inclusive:
	Monthly Installment:	$5,525.78 ($2.12 per square foot of Rentable Area)
	Each Lease Year:	$66,309.36

Months 73 to 84, inclusive:
	Monthly Installment:	$5,708.24 ($2.19 per square foot of Rentable Area)
	Each Lease Year:	$68,498.82

Months 85 to 96, inclusive:
	Monthly Installment:	$5,864.63 ($2.25 per square foot of Rentable Area)
	Each Lease Year:	$70,375.50

Months 97 to 108, inclusive:
	Monthly Installment:	$6,047.08 ($2.32 per square foot of Rentable Area)
	Each Lease Year:	$72,564.96

Months 109 to 120, inclusive:
	Monthly Installment:	$6,229.54 ($2.39 per square foot of Rentable Area)
	Each Lease Year:	$74,754.42

Months 121 to 132, inclusive:
	Monthly Installment:	$6,411.99 ($2.46 per square foot of Rentable Area)
	Each Lease Year:	$76,943.88

6.	Installment Payable Upon Execution:	$ 104,352.34

7.	Security Deposit Payable Upon Execution:	$166,816.16 (See Paragraph 2(c))

8.	[INTENTIONALLY DELETED]

9.	Initial Term:	One Hundred Thirty-Two (132) months, commencing on the Commencement Date and ending on the day immediately preceding the One Hundred Thirty-Second (132nd) month anniversary of the Commencement Date (See Paragraph 1)

10.	Estimated Commencement Date:	September 1, 2004

11.	Estimated Termination Date:	August 31, 2015

12.	Broker(s) (See Paragraph 19(k)):

	Landlord’s Broker:	CB Richard Ellis, Inc. 4600 South Syracuse Street, Suite 100 Denver, Colorado 80237

	Tenant’s Broker:	CRESA Partners 797 East Tufts Avenue Parkway, Suite 810 Denver, Colorado 80237

13.	Number of Parking Spaces:	Six Hundred Nine (609) parking spaces (based on a ratio of 4.26 parking spaces per 1,000 square feet of Rentable Area of the Premises) which are uncovered, unreserved parking spaces at no additional charge to Tenant during the Lease Term. (See Paragraph 18)

14.	Addresses for Notices:

	To: TENANT:	To: LANDLORD:

	Prior to occupancy of the Premises:	Project Management Office:

CB Richard Ellis, Inc. Attn: Property Manager 1601 Dry Creek, Suite 230 Longmont, Colorado 80503
	After occupancy of the Premises:	With a copy to:

Koll Bren Schreiber Realty Advisors, Inc. 4343 Von Karman Newport Beach, California 92660 Attn: Samuel DePoy

15.	Place of Payment	All payments payable under this Lease shall be sent to Landlord at the Project Management Office at the address specified in Item 14 or to such other address as Landlord may designate in writing.

16.	Guarantor:	None

17.	Date of this Lease:	See cover page

18.	Landlord’s Construction Allowance:	Up to $6,159,520.00 ($40.00 per square foot of Rentable Area) (See Exhibit B). Subject to the terms of this Lease, Tenant shall also receive the First Additional TI Allowance as set forth on Addendum Two to this Lease and the Second Additional TI Allowance as set forth on Addendum Three to this Lease.

19.	The “State” is the State of Colorado.
This Lease consists of the foregoing introductory paragraphs and Basic Lease Provisions, the provisions of the Standard Lease Provisions (the “Standard Lease Provisions”) (consisting of Paragraphs 1 through 19 which follow) and Exhibits A-1 through A-4 and Exhibits B through Exhibit H, and the following Addenda: Addendum One — Two Renewal Options at Market, Addendum Two — Additional Tenant Improvement Allowance for Third Lease Year, Addendum Three — Additional Tenant Improvement Allowance for Fourth Lease Year, Addendum Four — Generator, Addendum Five — Signage Rights, and Addendum Six — Arbitration, all of which are incorporated herein by this reference. In the event of any conflict between the provisions of the Basic Lease Provisions and the provisions of the Standard Lease Provisions, the Standard Lease Provisions shall control.

STANDARD LEASE PROVISIONS
1. TERM
     (a) The Initial Term of this Lease and the Rent (defined below) shall commence on the earliest of (i) the date that the Tenant Improvements are Substantially Completed, or (ii) the date the Tenant Improvements would have been Substantially Completed except for Tenant Delays, or (iii) the date that Tenant, or any person occupying any of the Premises with Tenant’s permission, commences business operations from the Premises, or (iv) September 1, 2004 (the “Commencement Date”). Unless earlier terminated in accordance with the provisions hereof, the Initial Term of this Lease shall be the period shown in Item 9 of the Basic Lease Provisions. As used herein, “Lease Term” shall mean the Initial Term referred to in Item 9 of the Basic Lease Provisions, subject to any extension of the Initial Term hereof exercised in accordance with the terms and conditions expressly set forth herein. This Lease shall be a binding contractual obligation effective upon execution hereof by Landlord and Tenant, notwithstanding the later commencement of the Initial Term of this Lease. The terms “Tenant Improvements” and “Substantial Completion” or “Substantially Completed” are defined in the attached Exhibit B Work Letter. “Tenant Delays” consist of those delays defined in Exhibit B.
     (b) The Premises will be delivered to Tenant on the Effective Date for Tenant to commence construction of the Tenant Improvements pursuant to Exhibit B hereto. In the event Landlord is delayed for any reason in delivering the Premises to Tenant, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. Landlord certifies to Tenant that Intrado, Inc., the only other entity that has any right to lease the Premises, has waived its right to lease the Premises. Notwithstanding the above, Tenant shall have the right to access (i) the data center and the mission control room in the Premises on May 1, 2003, at no additional charge to Tenant, for the purpose of installing the Tenant’s telephones, equipment, and furniture and all related cabling in the data center in the Premises and for testing equipment and mission critical activities, and (ii) the remainder of the Premises on July 15, 2004, at no additional charge to Tenant, for the purpose of installing the Tenant’s telephones, equipment, and furniture and all related cabling in the remainder of the Premises and for testing equipment and other activities in the Premises (collectively the “Pre-Term Occupancy Period”). All rules, regulations and obligations of Tenant hereinafter set forth (except for the payment of Rent, as hereinafter defined) shall apply during the Pre-Term Occupancy Period.
     (c) Upon Substantial Completion of the Tenant Improvements, Landlord shall prepare and deliver to Tenant, Tenant’s Initial Certificate in the form of Exhibit F attached hereto (the “Certificate”) which Tenant shall acknowledge by executing a copy and returning it to Landlord. If Tenant fails to sign and return the Certificate to Landlord within ten (10) days of its receipt from Landlord, the Certificate as sent by Landlord shall be deemed to have correctly set forth the Commencement Date and the other matters addressed in the Certificate. Failure of Landlord to send the Certificate shall have no effect on the Commencement Date.
     (d) Tenant shall have two (2) options to renew the lease for an additional five (5) years per option in accordance with the terms and provisions of Addendum One hereto.
     (e) During the Lease Term, Tenant shall have the right, upon thirty (30) days prior written to Landlord, to convert the Storage Space in the Building to Office Space. In such event, Landlord, in Landlord’s sole and absolute discretion, shall have the right to either (i) provide Tenant with a Conversion Allowance (defined below) and the terms of the Lease as they then relate to the Office Space shall be the same for the Storage Space as then exists for the remainder of the Office Space in the Premises, or (ii) Landlord shall not provide Tenant with any allowance for the buildout of the Storage Space, the cost of any improvements to the Storage Space shall be paid for fully by Tenant, and the Basic Annual Rent for the Storage Space shall remain the same as currently set forth in the Lease. Notwithstanding the foregoing sentence, if Landlord shall not provide Tenant with any allowance for the buildout of the Storage Space, then, in addition to those matters set forth in romanette (ii) of the preceding sentence, Tenant shall also pay the same Operating Costs for the Storage Space as Tenant is then paying for the Office Space and Tenant’s Proportionate Share of Operating Costs for Office Space shall be adjusted accordingly. The Conversion Allowance (defined below) shall be used and disbursed in accordance with the provisions and procedures set forth in Exhibit B relating to the Office Space. As used herein, the term “Conversion Allowance” means the amount equal to the product of (i) forty dollars ($40.00) per square foot of Rentable Area in the applicable Storage Space, and (ii) a fraction, the numerator of which is the number of full calendar months remaining in the Initial Term hereof (without regard to any extension of renewal thereof) following the date that Tenant occupies the Storage Space and the denominator which is one hundred thirty-two (132). The Lease Term for the Office Space and the Storage Space shall remain coterminous. Tenant shall be responsible for any costs incurred in the construction of tenant improvements for the Storage Space in excess of the Conversion Allowance.
2. BASIC ANNUAL RENT AND SECURITY DEPOSIT
     (a) Tenant agrees to pay during each month of the Lease Term as Basic Annual Rent for both the Office Space and the Storage Space (“Basic Annual Rent”) for the Premises the sums shown for such periods in Item 5 of the Basic Lease Provisions. For purposes of this Lease, a “Lease Year” shall be each twelve (12) calendar month period commencing on the Commencement Date (or anniversary thereof).
     (b) Except as expressly provided to the contrary herein, Basic Annual Rent shall be payable in equal consecutive monthly installments, in advance, without demand, deduction or offset, commencing on the Commencement Date and continuing on the first day of each calendar month thereafter until the expiration of the Lease Term. The first full monthly installment of Basic Annual Rent shall be payable upon Tenant’s execution of this Lease. The obligation of Tenant to pay Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. If the Commencement Date is a day other than the first day of a calendar month, or the Lease Term expires on a day other than the last day of a calendar month, then the Rent for such partial month shall be calculated on a per diem basis.
     (c) Simultaneously with the execution of this Lease, Tenant has paid or will pay Landlord the security deposit (the “Security Deposit”) in Item 7 of the Basic Lease Provisions as security for the performance of the provisions hereof by Tenant. Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to interest thereon.
     If Tenant defaults with respect to any provision of this Lease, including, without limitation, the provisions relating to the payment of Rent or the cleaning of the Premises upon the termination of this Lease, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit (i) for the payment of any Rent or any other sum in default, (ii) for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default hereunder, or (iii) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default hereunder, including, without limitation, costs and reasonable attorneys’ fees incurred by Landlord to recover possession of the Premises following a default by Tenant hereunder. If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand therefore, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the appropriate amount, as determined hereunder. If Tenant shall fully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within sixty (60) days following the expiration of the Lease Term; provided, however, that Landlord may retain the Security Deposit until such time as any amount due from Tenant in accordance with Paragraph 3 below has been determined and paid to Landlord in full. Notwithstanding anything in this Lease or under Colorado law to the contrary, Tenant hereby waives Sections 38-12-101 through 38-12-104 of the Colorado Revised Statutes Annotated as such sections of the Colorado Property Code relate to the Security Deposit under this Lease.
     (d) Within sixty (60) days following the Commencement Date of this Lease, Landlord shall have the right to remeasure the Premises by delivering written notice to Tenant of such intent to remeasure (“Remeasurement Notice”). As to space leased by Tenant other than the Storage Space, Rentable Area shall be determined in accordance with “BOMA” Standard Method for Measuring Floor Area in Office Buildings ANSI/BOMA Z65.1-1996. After delivery of such Remeasurement Notice to Tenant, Landlord shall, at its sole cost and expense, employ Landlord’s architect for the Building to perform such remeasurement of the Premises (the “Remeasurement Architect”). The Remeasurement Architect shall remeasure the Premises within forty-five (45) days following the delivery of the Remeasurement Notice to Tenant. Any such remeasurement of the Premises by the Remeasurement Architect shall include a Building add-on factor of six percent (6%), excluding the atrium penetration. The findings of any such remeasurement of the Premises by the Remeasurement Architect shall be delivered to both Landlord and Tenant. If necessary, the parties shall execute an amendment reflecting the results of the remeasurement of the Premises, including, if necessary, a revised Basic Annual Rent for the Premises, a revised Landlord’s Construction Allowance, First Additional TI Allowance and Second Additional TI Allowance, and a revised Tenant’s

Proportionate Share of Operating Costs for Office Space, and any adjustment of Basic Annual Rent required due to such remeasurement. If Landlord does not deliver the Remeasurement Notice to Tenant within sixty (60) days following the Commencement Date of this Lease, then Landlord shall have waived its right to remeasure the Premises under this Paragraph.
3. ADDITIONAL RENT
     (a) Tenant shall pay to Landlord the product of the Operating Costs (as defined below) for the Project during any calendar year falling entirely or partly within the Lease Term multiplied by Tenant’s Proportionate Share of Operating Costs for Office Space (“Additional Rent”). If the Lease Term commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, then the installments of Additional Rent for such month or months shall be prorated. The payment for such prorated month shall be calculated by multiplying the monthly installment by a fraction, the numerator of which shall be the number of days of the lease term occurring during said commencement or termination month, as the case may be, and the denominator being the total number of days occurring in said commencement or termination month. Also if the Lease Term commences or terminates on a day other than the first day of a calendar year, then the Additional Rent shall be prorated for such commencement or termination year, as the case may be, by multiplying each by a fraction, the numerator of which shall be the number of days of the lease term during the commencement or termination year, as the case may be, and the denominator of which shall be 365. Landlord and Tenant hereby acknowledge and agree that the provisions of this paragraph shall survive the termination of this Lease.
     (b) “Tenant’s Proportionate Share of Operating Costs for Office Space” is, subject to the provisions of Paragraph 18, the percentage number described in Item 4(a) of the Basic Lease Provisions. Tenant’s Proportionate Share of Operating Costs for Office Space represents, subject to the provisions of Paragraph 18, a fraction, the numerator of which is the number of square feet of Rentable Area of Office Space in the Premises and the denominator of which is the number of square feet of Rentable Area in the Project, as determined by Landlord pursuant to Paragraph 18.
     (c) Landlord shall notify Tenant prior to the beginning of each calendar year of Landlord’s estimate of the amount of Operating Costs (“Estimated Operating Costs”) that Landlord will likely incur for the Project during the coming calendar year, and Landlord shall advise Tenant of the amount of its Estimated Payments (as defined below) for the coming calendar year. The term “Estimated Payments” shall be an amount equal to 1/12th of Tenant’s Proportionate Share of Estimated Operating Costs for any given calendar year. Tenant shall pay such Estimated Payments to Landlord in advance on the first day of each month. If Landlord determines in its reasonable opinion that Landlord’s initial determination of Estimated Operating Costs was incorrect, then Landlord shall have the right to adjust the Estimated Operating Costs and the Estimated Payments as necessary; provided, however, Landlord shall not have the right to adjust such Estimated Operating Costs and/or Estimated Payments more than once in any one calendar year or more than twenty percent (20%) of the Landlord’s initial estimate. Notwithstanding the foregoing sentence, the twenty percent (20%) cap on increasing the Landlord’s initial estimate in any one year shall not create any type of cap or otherwise adversely effect or reduce any Operating Cost Reimbursement (defined below) that Tenant may owe to Landlord hereunder. If Landlord fails to timely notify Tenant prior to the beginning of a calendar year of the Estimated Operating Costs and Estimated Payments for the upcoming calendar year, then Tenant shall continue to pay the Estimated Payments for the prior calendar year until Landlord does notify Tenant of the new Estimated Operating Costs and Estimated Payments. Within a reasonable period after the end of each calendar year, Landlord shall furnish Tenant a statement indicating in reasonable detail the actual Operating Costs for the previous calendar year and the parties shall, within thirty (30) days thereafter, make any payment or allowance necessary to adjust Tenant’s Estimated Payments to Tenant’s actual share of such Operating Costs as indicated by such annual statement (“Operating Cost Reimbursement”). Any payment due Landlord shall be payable by Tenant within thirty (30) days after Landlord’s written demand therefor. Any amount due Tenant shall be credited against Rent installments next becoming due under this Paragraph 3(c) or refunded to Tenant, if requested by Tenant. Real Estate Taxes for each calendar year shall be the Real Estate Taxes that accrue for the year (which, under the current law, are payable in the following calendar year). A final tax bill shall be conclusive evidence of the amount of Real Estate Taxes, unless Landlord appeals the amount of such Real Estate Taxes or the assessment of the Building. The terms and provisions of this Paragraph 3 shall survive the expiration or earlier termination of this Lease.

     (d) “Operating Costs” means all reasonable costs, expenses and obligations incurred or payable by Landlord in connection with the operation, ownership, management, repair or maintenance of the Building and the Project during or allocable to the Lease Term, including without limitation, the following:
     (i) All real property taxes, assessments, license fees, excises, levies, charges, assessments, both general and special assessments, or impositions and other similar governmental ad valorem or other charges levied on or attributable to the Project or its ownership, operation or transfer, and all taxes, charges, assessments or similar impositions imposed in lieu of the same (collectively, “Real Estate Taxes”). Real Estate Taxes shall also include all taxes, assessments, license fees, excises, levies, charges or similar impositions imposed by any governmental agency, district, authority or political subdivision (A) on any interest of Landlord, any mortgagee of Landlord or any interest of Tenant in the Project, the Premises, or on the occupancy or use of space in the Project or the Premises; (B) for the provision of amenities, services or rights of use, whether or not exclusive, public, quasi-public or otherwise made available on a shared use basis, including amenities, services or rights of use such as fire protection, police protection, street, sidewalk, lighting, sewer or road maintenance, refuse removal or janitorial services or for any other service, without regard to whether such services were formerly provided by governmental or quasi-governmental agencies to property owners or occupants at no cost or at minimal cost; and (C) related to any transportation plan, fund or system instituted within the geographic area of the Project or otherwise applicable to the Premises, the Project or any portion thereof. Real Estate Taxes shall not include any estate, inheritance successor, transfer, gift, franchise, corporation, income or profit tax imposed by the State or federal government on Landlord unless such income, franchise, transfer or profit taxes are in substitution for any Real Estate Taxes payable hereunder; and
     (ii) The cost of utilities (including taxes and other charges incurred in connection therewith) provided to the Premises, the Building or the Project, fuel, supplies, equipment, tools, materials, service contracts, janitorial services, waste and refuse disposal, gardening and landscaping; insurance, including, but not limited to, public liability, fire, property damage, flood, snow and ice removal, rental loss, rent continuation, boiler machinery, business interruption, contractual indemnification and All Risk coverage insurance for up to the full replacement cost of the Project and such other insurance as is customarily carried by operators of other similar class office buildings in the city in which the Project is located, to the extent carried by Landlord in its reasonable discretion, and the deductible portion of any insured loss otherwise covered by such insurance); the cost of compensation, including employment, welfare and social security taxes, paid vacation days, disability, pension, medical and other fringe benefits of all persons (including independent contractors) who perform services connected with the operation, maintenance, repair or replacement of the Project; personal property taxes on and maintenance and repair of equipment and other personal property used in connection with the operation, maintenance or repair of the Project; repair and replacement of window coverings provided by Landlord in the premises of tenants in the Project; such reasonable auditors’ fees and legal fees as are incurred in connection with the operation, maintenance or repair of the Project; reasonable costs incurred for administration and management of the Project; the maintenance of any easements or ground leases benefitting the Project, whether by Landlord or by an independent contractor; a reasonable allowance for depreciation of personal property used in the operation, maintenance or repair of the Project; license, permit and inspection fees; all costs and expenses required by any governmental or quasi-governmental authority or by applicable law, for any reason, including capital improvements, whether capitalized or not, and the cost of any capital improvements made to the Project by Landlord that improve life-safety systems and are required by governmental regulation or reduce operating expenses when the amount of pass-through does not exceed the savings realized during the useful life of such improvements (such costs to be amortized according to GAAP); the cost of air conditioning, heating, ventilating, plumbing, elevator maintenance, and repair (to include the replacement of components) and other mechanical and electrical systems repair and maintenance; sign maintenance; and Common Area (defined below) repair, resurfacing, operation and maintenance; and the cost of providing security services, if any, deemed appropriate by Landlord.

     The following items shall be excluded from Operating Costs:
          (A) leasing commissions, attorneys’ fees, costs and disbursements and other expenses incurred in connection with leasing, renovating or improving vacant space in the Project for tenants or prospective tenants of the Project;
          (B) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants, Tenant or vacant space or space in the Building which would normally be occupied by tenants;
          (C) Landlord’s costs of any services sold to tenants or Tenant for which Landlord is entitled to be reimbursed by such tenants as an additional charge or rental over and above the Basic Annual Rent and Operating Costs payable under the lease with such tenant or Tenant or other occupant;
          (D) any depreciation or amortization of the Project except as expressly permitted herein;
          (E) costs incurred due to a violation of Law (defined below) by Landlord relating to the Project;
          (F) interest on debt or amortization payments on any mortgages or deeds of trust or any other debt for borrowed money;
          (G) all items and services for which Tenant or other tenants reimburse Landlord outside of Operating Costs;
          (H) repairs or other work under Paragraph 10 of this Lease paid for through condemnation proceeds;
          (I) repairs resulting from any defect in the original design or construction of the Project;
          (J) Costs of repairs, replacements, or other work occasioned by fire, windstorm or other casualty to the extent that Landlord is reimbursed by insurance proceeds (except any deductible Landlord is required to pay with respect to any of the foregoing shall be included in Operating Costs);
          (K) Leasing commissions and attorneys’ fees incurred in connection with negotiations or disputes with tenants of the Building;
          (L) Landlord’s costs of electricity and other services sold or provided to tenants in the Building and for which Landlord is reimbursed by such tenants or Tenant as a separate additional charge and above the base rent or additional rent payments payable under the lease with such tenant or Tenant;
          (M) All items and services for which Tenant or any other tenant reimburses Landlord for or with respect to which Landlord provides without reimbursement selectively to one or more tenants or occupants of the Project other than Tenant as a separate additional charge and above the base rent or additional rent payments payable under the lease with such tenant or occupants;
          (N) Costs (limited to adjudicated penalties or fines and associated legal expenses) incurred due to violation by Landlord of the terms and conditions of any lease or rental arrangement covering space in the Building;

          (O) Payment of principal and/or interest on debt or amortization payments of any mortgage or mortgages executed by Landlord covering the Building (or any portion thereof), and rental payments under any ground or underlying lease or leases;
          (P) Landlord’s general corporate overhead and all general administrative overhead expenses for services not specifically performed for the Building, except to the extent same result in a reduction of Operating Costs with respect to the Building;
          (Q) Advertising and promotional expenditures except for (i) the Building directory and interior signs identifying retail use tenants and signage for various equipment room and common areas, and (ii) costs of signs in, on, or outside the Building identifying the owner or any tenant of the Building;
          (R) Penalties and interest due to a violation of law by Landlord relating to the Building (but this provision does not relieve Tenant of liability for penalties or interest incurred due to violations of Law by Tenant);
          (S) Salaries or other compensation paid to employees of Landlord above the grade of asset manager, and the salary and compensation of the asset manager shall be prorated over the portfolio of buildings in the greater Denver Metropolitan area being managed by an asset manager;
          (T) The costs incurred in connection with correcting defects in the initial construction of the Building (except the conditions resulting from ordinary wear and tear and use shall not be deemed defects for purposes of this category) to the extent that such defects are covered by a warranty and occur during the six (6) months prior to the given year in which the Operating Cost is being charged; and
          (U) Interest and penalties due to late payments of taxes and utility bills so long as such penalties or interest do not result from Tenant’s breach of this Lease or Tenant’s failure to make timely payment of any sum due under this Lease.
     (e) The Operating Costs for the Building, excluding janitorial services and assuming standard HVAC and electrical usages by Tenant, is currently estimated to be $3.65 per square foot of Rentable Area for the year 2004.
     (f) [INTENTIONALLY DELETED]
     (g) All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent to be allocated to monthly Operating Costs.
     (h) Tenant shall pay ten (10) days before delinquency or earlier, all taxes and assessments (i) levied against any personal property, tenant improvements or trade fixtures of Tenant in or about the Premises and (ii) based upon this Lease or any document to which Tenant is a party creating or transferring an interest in this Lease or an estate in all or any portion of the Premises. If any such taxes or assessments are levied against Landlord or Landlord’s property or if the assessed value of the Project is increased by the inclusion therein of a value placed upon such personal property or trade fixtures, Tenant shall upon demand reimburse Landlord for the taxes and assessments so levied against Landlord, or such taxes, levies and assessments resulting from such increase in assessed value.
     (i) Any delay or failure of Landlord in (i) delivering notice of the Estimated Payments, or any other estimate or statement described in Paragraph 3, or (ii) computing or billing Tenant’s Proportionate Share of Operating Costs for Office Space or the Estimated Payments shall not constitute a waiver of its right to require an increase in Additional Rent, or in any way impair, the continuing obligations of Tenant under this Paragraph 3. In the event of any dispute as to any Additional Rent due under this Paragraph 3, an officer of Tenant or Tenant’s certified public accountant or vendor with similar qualifications shall have the right after reasonable notice and at reasonable times to inspect Landlord’s accounting records at Landlord’s accounting office. Notwithstanding the foregoing Tenant hereby covenants and agrees that it shall not hire a certified public accountant or vendor with similar qualifications under the previous sentence who is being paid on a contingency-fee or other similar basis. If after such inspection, Tenant still disputes such Additional Rent, upon Tenant’s written request therefor, a certification as to the proper amount of Operating Costs and the amount due to or payable by Tenant shall be made by an independent certified public accountant mutually agreed to by Landlord and Tenant. If Landlord and Tenant cannot mutually agree to an independent certified public accountant, then the parties agree that Landlord shall choose an independent certified public accountant to conduct the certification as to the proper amount of Tenant’s Proportionate Share of Operating Costs for Office Space due by Tenant for the period in question; provided, however, such certified public accountant shall not be the accountant who conducted Landlord’s initial calculation of Operating Costs to which Tenant is now objecting. Such certification shall be final and conclusive as to all parties. If the certification reflects that Tenant has overpaid Tenant’s Proportionate Share of Operating Costs for Office for the period in question, then Landlord shall credit such excess to Tenant’s next payment of Operating Costs or, at the request of Tenant, promptly refund such excess to Tenant and conversely, if Tenant has underpaid Tenant’s Proportionate Share of Operating Costs for Office Space, Tenant shall promptly pay such additional Operating Costs to Landlord. Tenant agrees to pay the cost of such certification and the investigation with respect thereto and no adjustments in Tenant’s favor shall be made unless it is determined that Landlord’s original statement was in error in Landlord’s favor by more than five percent (5%). Tenant waives the right to dispute any matter relating to the calculation of Operating Costs or Additional Rent under this Paragraph 3 if any claim or dispute is not asserted in writing to Landlord within one hundred eighty (180) days after delivery to Tenant of the original billing statement with respect thereto.
     (j) Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Proportionate Share of Operating Costs for Office Space for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the Estimated Payments paid, and conversely, any overpayment made by Tenant shall be promptly refunded to Tenant by Landlord within thirty (30) days of receipt. If Landlord acknowledges that Tenant has overpaid its share of Operating Costs for the year, such matter is not in dispute, and Landlord fails to timely refund Tenant such overpayment, then and only then, Tenant may offset such overpayment against the next installment of Rent due Landlord. If there is a dispute regarding an overpayment of Operating Costs pursuant to this paragraph, then such matter shall be subject to expedited arbitration as set forth in Addendum Six of this Lease. If the Arbitrator(s) (defined in Addendum Six above), following such expedited arbitration, determine(s) that Landlord owes Tenant such overpayment and Landlord does not refund such overpayment to Tenant within thirty (30) days following the Arbitrator(s)’ ruling, then Tenant shall be entitled to offset the amount of the overpayment that Landlord owes Tenant as set forth in the ruling of the Arbitrator(s) together with interest at the Default Rate against Rent.
     (k) Tenant shall not be obligated to pay for Controllable Operating Costs in any year to the extent they have increased by more than four percent (4%) per annum, compounded annually on a cumulative basis from the first calendar year during the Lease Term. For purposes of this Lease, Controllable Operating Costs shall mean all Operating Costs except for taxes, insurance premiums and utility costs and all costs and expenses for security for the Building and the Project. Controllable Operating Costs shall be determined on an aggregate basis and not on an individual basis, and the cap on Controllable Operating Costs shall be determined on Operating Costs as they have been adjusted for vacancy or usage pursuant to the terms of the Lease.
     (l) Notwithstanding anything herein to the contrary and provided that during the first year of the Initial Term, Tenant electrical and HVAC usage for the Office Space in the Premises is typical for an office tenant in Longmont, Colorado, then for the first twelve (12) months of the Initial Term, Tenant shall not pay any portion of Tenant’s Proportionate Share of Operating Costs for the Office Space in the Premises.
     (m) Except as otherwise set forth in Paragraph 1(e) of this Lease, Tenant shall be responsible and liable for only HVAC, electrical and janitorial costs in the Storage Space and such amounts shall also be “Additional Rent”. The Rentable Area of the Storage Space shall not be included for determining Tenant’s Office Proportionate Share of Operating Costs for Office Space. Tenant acknowledges and agrees that it shall separately meter the HVAC and electricity usage for the Premises, and the cost of separately metering the HVAC and electricity usage for the Premises shall be at Tenant’s sole cost and expense, but may be paid out of the Landlord’s Construction Allowance.
     (n) Landlord and Tenant acknowledge and agree that the electricity for the Office Space and Storage Space are separately metered. Landlord acknowledges and agrees that it shall pass through to Tenant the actual electrical costs for the Premises and will not mark-up such electrical costs for the Premises. Other utilities for the Premises, including gas, water and sewer, are all prorated among all the tenants of the Project according to each tenant’s proportionate share of the Project and Landlord shall not mark-up such other bills for the Premises.
     (o) Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish, to the extent that the same exceeds the refuse and rubbish which generally would be produced by the use of the Premises for general office purposes.
     (p) Tenant shall be responsible for its own janitorial services within the Premises and Tenant shall provide such janitorial services to the Premises Monday through Friday (except state and federal holidays) during the Lease Term. The janitorial services for the Premises shall be comparable to other janitorial services being provided to similar tenants in the Building.
     (q) The Basic Annual Rent, as adjusted pursuant to Paragraphs 2, 3 and 7, and other amounts required to be paid by Tenant to Landlord hereunder, are sometimes collectively referred to as, and shall constitute, “Rent”.
4. IMPROVEMENTS AND ALTERATIONS
     (a) Landlord’s sole construction obligation under this Lease is set forth in Section 19(aa) of this Lease.
     (b) Tenant shall make no alterations, additions or improvements (“Alterations”) on or behalf of Tenant to the Premises or the Project without obtaining Landlord’s prior written consent, such consent not to be unreasonably withheld or delayed. Notwithstanding anything herein to the contrary, Tenant, may, without Landlord’s prior written consent, but with prior written notice to Landlord and provided that Tenant complies with all Building rules and regulations affecting Alterations promulgated in accordance with Section 19(t), install cosmetic, non-structural alterations to the interior of the Premises costing $50,000.00 or less in any calendar year, provided the same do not affect the Building systems, including, without limitation, the mechanical, electrical, plumbing, HVAC or life-safety systems of the Building. Tenant shall make no Alterations to the Premises, including, without limitation any Alterations (i) which will adversely impact the Building’s mechanical, electrical or heating, ventilation or air conditioning systems, or (ii) which will adversely impact the structure of the Building, or (iii) which are visible from the exterior of the Premises (subject to Addendum Four, excluding Tenant’s generators), or (iv) which will result in the penetration or puncturing of the roof, without first obtaining Landlord’s prior written consent or approval to such Alterations (which consent or approval shall be in the Landlord’s reasonable discretion and shall not be unreasonably delayed. All Alterations shall be constructed at Tenant’s sole cost and expense and in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Alterations shall be submitted to Landlord for its approval, which approval will not be unreasonably withheld, delayed or conditioned. Landlord may monitor construction of the Alterations. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Landlord shall have the right, in its reasonable discretion, to instruct Tenant to remove those improvements or Alterations from the Premises (but not the Tenant Improvements which were approved by Landlord as set forth in the Final Plans) which (i) were not approved in advance by Landlord, (ii) were not built in conformance with the plans and specifications approved by Landlord, or (iii) Landlord specified during its review of plans and specifications for Alterations would need to be removed by Tenant upon the expiration of this Lease. If Landlord approved the construction of Alterations, then Tenant shall not be obligated to remove such Alterations at the expiration of this Lease, unless Landlord specified to Tenant at the time of such approval that Tenant would be required to remove such Alterations upon the expiration of the Lease Term. Landlord shall not unreasonably withhold or delay its approval with respect to what improvements or Alterations Landlord may require Tenant to remove at the expiration of the Lease. If upon the termination of this Lease Landlord requires Tenant to remove any or all of such Alterations from the Premises, then Tenant, at Tenant’s sole cost and expense, shall promptly remove such Alterations and improvements and Tenant shall repair and restore the Premises to its original condition as of the Commencement Date, reasonable wear and tear excepted. Any Alterations remaining in the Premises following the expiration of the Lease Term or following the surrender of the Premises from Tenant to Landlord, shall become the property of Landlord unless Landlord notifies Tenant otherwise. Tenant shall not be entitled to any compensation, reimbursement or other payment at the termination of the Lease or otherwise for any Alterations to the Premises. Tenant shall assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker’s compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for bodily injury or property damage during construction. Upon completion of any Alterations and upon Landlord’s reasonable request, Tenant shall deliver to Landlord final lien waivers from all such contractors and subcontractors. Notwithstanding anything herein to the contrary, in no event shall Tenant be required to remove any of the initial Tenant Improvements constructed in the Premises in accordance with Exhibit B hereto.
     (c) Tenant shall keep the Premises, the Building and the Project free from any and all liens arising out of the construction of the Tenant Improvements, any Alterations, work performed, materials furnished, or obligations incurred by or for Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a bond in a form and issued by a surety acceptable to Landlord, Landlord shall have the right, but not the obligation, to cause such lien to be released by such means as it shall deem proper (including payment of or defense against the claim giving rise to such lien); in such case, Tenant shall reimburse Landlord for all amounts so paid by Landlord in connection therewith, together with all of Landlord’s costs and expenses, with interest thereon at the Default Rate (defined below) and Tenant shall indemnify each and all of the Landlord Indemnitees (defined below) against any damages, losses or costs arising out of any such claim. Tenant’s indemnification of Landlord contained in this Paragraph shall survive the expiration or earlier termination of this Lease. Such rights of Landlord shall be in addition to all other remedies provided herein or by law.
5. REPAIRS
     (a) Landlord shall keep the Common Areas of the Building and the Project in a clean and neat condition comparable to other similar class buildings in the Longmont, Colorado market. Subject to subparagraph (b) below, Landlord shall make all necessary repairs, within a reasonable period following receipt of notice of the need therefor from Tenant, to the HVAC, but excluding any supplemental HVAC units located within the Premises, exterior walls, exterior doors, exterior locks on exterior doors and windows of the Building, and to the Common Areas and to public corridors and other public areas of the Project not constituting a portion of any tenant’s premises and shall use reasonable efforts to keep all Building standard equipment used by Tenant in common with other tenants in good condition and repair and to replace same at the end of such equipment’s normal and useful life, reasonable wear and tear and casualty loss excepted. Except as expressly provided in Paragraph 9 of this Lease, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, the Building or the Project.
     (b) Tenant, at its expense, (i) shall keep the Premises and all fixtures contained therein in a safe, clean and neat condition, and (ii) shall bear the cost of maintenance and repair, by contractors selected by the Tenant and reasonably approved by Landlord, of all facilities which are not expressly required to be maintained or repaired by Landlord and which are located in the Premises, including, without limitation, lavatory, shower, toilet, wash basin and kitchen facilities and supplemental heating and air conditioning systems (including all plumbing connected to said facilities or systems installed by or on behalf of Tenant or existing in the Premises at the time of Landlord’s delivery of the Premises to Tenant). Tenant shall make all repairs to the Premises not required to be made by Landlord under subparagraph (a) above with replacements of any materials to be made by use of materials of equal or better quality. Tenant shall do all decorating, remodeling, alteration and painting required by Tenant during the Lease Term. Tenant shall pay for the cost of any repairs to the Premises, the Building or the Project made necessary by any negligence or willful misconduct of Tenant or any of its assignees, subtenants, employees or their respective agents, representatives, contractors, or other persons permitted in or invited to the Premises or the Project by Tenant. If Tenant fails to make such repairs or replacements within forty-five (45) days after written notice from Landlord, Landlord may at its option make such repairs or replacements, and Tenant shall upon demand pay Landlord for the cost thereof. Tenant acknowledges and agrees that Landlord’s approval of Tenant’s contractors shall not in any way make Landlord liable or responsible for the condition, quality or function of such contractors or their work or constitute any undertaking, warranty or representation by Landlord with respect to any such matters. Additionally, any contractors selected by Tenant must meet the criteria for contractors required by the property manager of the Building. Notwithstanding anything herein to the contrary, Tenant, at Tenant’s sole cost and expense, shall be liable and responsible for (i) the maintenance, repair and replacement of any supplemental HVAC installed by Tenant in the Premises, including, without limitation, the data center room or mission control room, and (ii) any damage, liability or claims resulting from or arising from the use, operation, installation, maintenance and/or removal of any furniture, equipment, machinery or personal property (including, without limitation, the supplemental HVAC) in the Premises.
     (c) Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in a safe, clean and neat condition, normal wear and tear excepted. Except as otherwise set forth in Paragraph 4(b) of this Lease, Tenant shall remove from the Premises all trade fixtures, furnishings and other personal property of Tenant, and all computer and phone cabling and wiring from the Premises, shall repair all damage caused by such removal, and shall restore the Premises to its original condition, reasonable wear and tear excepted. In addition to all other rights Landlord may have, in the event Tenant does not so remove any such fixtures, furnishings or personal property, Tenant shall be deemed to have abandoned the same, in which case Landlord may store the same at Tenant’s expense, appropriate the same for itself, and/or sell the same in its discretion.
6. USE OF PREMISES
     (a) Tenant shall use the Premises only for general office uses, including the use of conference and computer facilities within the Premises, and shall not use the Premises or permit the Premises to be used for any other purpose. Landlord shall have the right to deny its consent to any change in the permitted use of the Premises in its sole and absolute discretion.
     (b) Tenant shall not at any time use or occupy the Premises, or permit any act or omission in or about the Premises in violation of any law, statute, ordinance or any governmental rule, regulation or order (collectively, “Law” or “Laws”) and Tenant shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority to be a violation of Law. If any Law shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to (i) modification or other maintenance of the Premises, the Building or the Project, or (ii) the use, alteration or occupancy thereof, Tenant shall comply with such Law at Tenant’s sole cost and expense. Notwithstanding anything herein to the contrary; Tenant shall be solely liable and responsible for the Premises (the Office Space and the Storage Space) complying with any and all Laws, and if at any time such Premises is not in compliance with any and all Laws, Tenant, at its sole cost and expense, shall make such repairs and/or replacements to the Premises (subject to Landlord’s reasonable approval) so that the Premises is in compliance with any and all such Laws. This Lease shall be subject to and Tenant shall comply with all financing documents encumbering the Building or the Project and all covenants, conditions and restrictions affecting the Premises, the Building or the Project, including, but not limited to, Tenant’s execution of any subordination agreements requested by a mortgagee of the Premises, the Building or the Project. If the Building (excluding the Premises) or Common Areas are determined by applicable governmental agencies to not be in compliance with Legal Requirements applicable to the Project as of the Commencement Date, then Landlord shall be fully responsible, at its sole cost and expense (which shall not be included in Operating Costs), for making all alterations and repairs to the Building (excluding the Premises) and the Common Areas required by such governmental agencies so that the Building (excluding the Premises) or the Common Areas comply with all such Legal Requirements. The term “Legal Requirements” shall mean all covenants and restrictions of record (if any), laws, statutes, building and zoning codes, ordinances, and governmental orders, conditions of approval, rules and regulations (including, but not limited to, Title III of the Americans With Disabilities Act of 1990), as well as the same may be amended and supplemented from time to time, including, without limitation, all Legal Requirements that pertain to the Building structure. Notwithstanding the foregoing sentence, if there is a “new” Legal Requirement (a Legal Requirement first enacted or made applicable to the Project after the Commencement Date of this Lease) affecting the Building (excluding the Premises) or the Common Areas, and governmental agencies require Landlord to make capital expenditures or repairs to the Building (excluding the Premises) or the Common Areas, the invoiced cost and expense of such capital expenditures or repairs shall be an Operating Cost which shall be reimbursed by the tenants (in their pro rata shares) in the Project over GAAP according to each tenant’s proportionate share of Operating Costs. Subject to applicable Legal Requirements

(including any “grandfather” provisions pertaining thereto), Landlord agrees to maintain the Building (except the Premises) and Common Areas in compliance with all Legal Requirements.
     (c) Tenant shall not at any time use or occupy the Premises in violation of the certificates of occupancy issued for or restrictive covenants pertaining to the Building or the Premises, and in the event that any architectural control committee or department of the State or the city or county in which the Project is located shall at any time contend or declare that the Premises are used or occupied hi violation of such certificate or certificates of occupancy or restrictive covenants. Tenant shall, upon five (5) days’ notice from Landlord or any such governmental agency, immediately discontinue such use of the Premises (and otherwise remedy such violation). The failure by Tenant to discontinue such use shall be considered a default under this Lease and Landlord shall have the right to exercise any and all rights and remedies provided herein or by Law. Any statement in this Lease of the nature of the business to be conducted by Tenant in the Premises shall not be deemed or construed to constitute a representation or guaranty by Landlord that such business will continue to be lawful or permissible under any certificate of occupancy issued for the Building or the Premises, or otherwise permitted by Law.
     (d) Tenant shall not do or permit to be done anything which may invalidate or increase the cost of any fire, All Risk or other insurance policy covering the Building, the Project and/or property located therein and shall comply with all rules, orders, regulations and requirements of the appropriate fire codes and ordinances or any other organization performing a similar function. In addition to all other remedies of Landlord, Landlord may require Tenant, promptly upon demand, to reimburse Landlord for the full amount of any additional premiums charged for such policy or policies by reason of Tenant’s failure to comply with the provisions of this Paragraph 6.
     (e) Tenant shall not in any way interfere with the rights or quiet enjoyment of other tenants or occupants of the Premises, the Building or the Project. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain, or permit any nuisance in, on or about the Premises, the Building or the Project. Tenant shall not place weight upon any portion of the Premises exceeding the structural floor load (per square foot of area) which such area was designated (and is permitted by Law) to carry or otherwise use any Building system in excess of its capacity or in any other manner which may damage such system or the Building. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, in locations and in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not commit or suffer to be committed any waste in, on, upon or about the Premises, the Building or the Project.
     (f) Tenant shall take all reasonable steps necessary to adequately secure the Premises from unlawful intrusion, theft, fire and other hazards, and shall keep and maintain any and all security devices in or on the Premises in good working order, including, but not limited to, exterior door locks for the Premises and smoke detectors and burglar alarms located within the Premises, and shall cooperate with Landlord and other tenants in the Project, including Intrado, Inc., with respect to access control and other safety matters.
     (g) As used herein, the term “Hazardous Material” means any pollutants, flammable or ignitable explosives, radioactive materials, or hazardous, toxic, corrosive or dangerous waste, substances or related materials, exposure to which is prohibited, limited or regulated by any federal, state, county, regional or local authority or which, even if not so regulated, may or could pose a hazard to the health and safety of the occupants of the Premises or the Project, including, but not limited to, asbestos, lead-based paints, radon, polychlorobiphenyls, petroleum products and byproducts, including, but not limited to, underground storage tanks and other petroleum-related matters. Hazardous Materials shall include substances defined or listed as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “pollutants,” “toxic substances,” “asbestos-containing materials” or similarly identified in the Comprehensive Environmental Response, Compensation, and Liability Act, as now or hereafter amended; in the Resource Conservation and Recovery Act, as now or hereafter amended; in the Colorado Asbestos Control Act, 25-7-501, et seq., C.R.S. as now or hereafter amended; and in any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material; and shall include any substances or mixture regulated under the Toxic Substance Control Act of 1976, as now or hereafter amended; and any “toxic pollutant” or “pollutant” under the Clean Water Quality Control Act; or any hazardous air pollutant under the Clean Air Act, as now or hereafter amended, and any “hazardous waste” as defined in 25-15-101 of the Colorado Revised Statutes (collectively, the “Hazardous Materials Laws”).

     (i) Tenant agrees that all operations or activities upon, or any use or occupancy of the Premises, or any portion thereof, by Tenant, its assignees, subtenants, and their respective agents, servants, employees, representatives and contractors (collectively referred to herein as “Tenant Affiliates”), throughout the term of this Lease, shall be in all respects in compliance with all federal, state and local Laws then governing or in any way relating to the generation, handling, manufacturing, treatment, storage, use, transportation, release, spillage, leakage, dumping, discharge or disposal of any Hazardous Materials. Except for the use of cleaning materials in de-minimus quantities, Tenant covenants and agrees that during the Term, Tenant and Tenant’s Affiliates shall not store, generate, use, manufacture, release, dump, discharge or dispose of any Hazardous Materials in the Premises, Building and/or the Project.
     (ii) Landlord recently received knowledge from an asbestos environmental report prepared by another third party, which suggests that there may be a potential asbestos issue in certain floor adhesives in the Building. Landlord is obtaining it’s own environmental report and remediation plan relating to such potential issues (“Landlord’s Report”). The Landlord’s Report reflects the existence of asbestos in the floor adhesive in the Building, and prior to the commencement of the construction of the Tenant Improvements, Landlord, at its sole cost and expense, using accepted industry standards, shall remove such asbestos from the Building as reflected in the Landlord’s Report. Such removal of the asbestos in the floor adhesive in the Building shall be performed in compliance with all Hazardous Materials Laws and per the remediation plan set forth in the Landlord’s Report. Following such necessary actions, Landlord shall provide written evidence of such actions to Tenant. Following the Commencement Date, the Building shall comply with all Hazardous Materials Laws.
     (iii) In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the “Remedial Work”) is required under any applicable federal, state or local Law, by any judicial order, or by any governmental entity as the result of operations or activities upon, or any use or occupancy of any portion of the Premises by Tenant or Tenant Affiliates, Landlord shall perform or cause to be performed the Remedial Work in compliance with such Law or order at Tenant’s sole cost and expense. All Remedial Work shall be performed by one or more contractors, selected and approved by Landlord, and under the supervision of a consulting engineer, selected by Tenant and approved in advance in writing by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractor(s), the consulting engineer, and Landlord’s reasonable attorneys’ fees and costs incurred in connection with monitoring or review of such Remedial Work.
     (iv) Each of the covenants and agreements of Tenant set forth in this Paragraph 6(g) shall survive the expiration or earlier termination of this Lease.
7. UTILITIES AND SERVICES
     (a) Provided that Tenant is not in default hereunder, Landlord shall furnish, or cause to be furnished to the Premises, Tenant’s Total Proportionate Share of the Building’s Electricity (defined below) and Tenant’s Total Proportionate Share of Building’s HVAC (defined below), subject to the conditions and in accordance with the standards set forth therein and in this Lease. Landlord acknowledges and agrees that as of the Commencement Date, the Building contains (i) a 10 megahertz feeder for electricity (“Building’s Electricity”), and (ii) 2600 tons of cooling capacity (“Building’s HVAC”). During the Lease Term, Tenant shall have the right to use Tenant’s Total Proportionate Share of the Building’s Electricity and the Building’s HVAC in the Premises.
     (b) Tenant agrees to cooperate fully at all times with Landlord and to comply with all regulations and requirements which Landlord may from time to time prescribe for the use of the utilities and services described herein. Landlord shall not be liable to Tenant for the failure of any other tenant, or its assignees, subtenants, employees, or their respective invitees, licensees, agents or other representatives to comply with such regulations and requirements.
     (c) If Tenant requires utilities or services in quantities greater than Tenant’s Total Proportionate Share of the Building’s Electricity and/or the Building’s HVAC, then Tenant shall pay to Landlord, upon receipt of a written statement therefor, Landlord’s charge for such use. In the event that Tenant shall require additional (i)

electric current, in excess of the Building’s Electricity, or (ii) water or gas in excess of Tenant’s Total Proportionate Share for water or gas for Tenant’s use in the Premises, and if, in Landlord’s judgment, such excess requirements cannot be furnished unless additional risers, conduits, feeders, switchboards and/or appurtenances are installed in the Building, subject to the conditions stated below, Landlord shall proceed to install the same at the sole cost of Tenant, payable upon demand in advance. The installation of such facilities shall be conditioned upon Landlord’s consent, and a determination that the installation and use thereof (i) shall be permitted by applicable Law and insurance regulations, (ii) shall not cause permanent damage or injury to the Building or adversely affect the value of the Building or the Project, and (iii) shall not cause or create a dangerous or hazardous condition or interfere with or disturb other tenants in the Building. Subject to the foregoing, Landlord shall, upon reasonable prior notice by Tenant, furnish to the Premises additional elevator, heating, air conditioning and/or cleaning services upon such reasonable terms and conditions as shall be determined by Landlord, including payment of Landlord’s charge therefor. In the case of any additional utilities or services to be provided in this paragraph, Landlord may require a switch and metering system to be installed so as to measure the amount of such additional utilities or services. The cost of installation, maintenance and repair thereof shall be paid by Tenant upon demand.
     (d) Landlord shall not be liable for, and Tenant shall not be entitled to, any damages, abatement or reduction of Rent, or other liability by reason of any failure to furnish any services or utilities described herein for any reason (other than Landlord’s gross negligence or willful misconduct), including, without limitation, when caused by accident, breakage, repairs, Alterations or other improvements to the Project, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental regulation, moratorium or other governmental action, inability to obtain electricity, water or fuel, or any other cause beyond Landlord’s control. Landlord shall be entitled to cooperate with the energy conservation efforts of governmental agencies or utility suppliers. No such failure, stoppage or interruption of any such utility or service shall be construed as an eviction of Tenant, nor shall the same relieve Tenant from any obligation to perform any covenant or agreement under this Lease. In the event of any failure, stoppage or interruption thereof, Landlord shall use reasonable efforts to attempt to restore all services promptly. No representation is made by Landlord with respect to the adequacy or fitness of the Building’s ventilating, air conditioning or other systems to maintain temperatures as may be required for the operation of any computer, data processing or other special equipment of Tenant. Notwithstanding anything in this Paragraph 7 to the contrary, if an interruption or cessation of a utility service to the Premises from a cause within the reasonable control of Landlord results in the Premises being unusable by Tenant for the conduct of Tenant’s business, then Basic Annual Rent and Operating Costs shall be abated commencing on that date which is five (5) business days following the date Tenant delivers written notice to Landlord of such interruption and continuing until either such utility service to the Premises is restored or the Premises is again usable for the conduct of Tenant’s business. Additionally, if an interruption or cessation of a utility service to more than fifty percent (50%) of the Premises from a cause within the reasonable control of Landlord results in more than fifty percent (50%) of the Premises being unusable by Tenant for the conduct of Tenant’s business for a period of one hundred eighty (180) consecutive days, then Tenant shall have the right to terminate the Lease for the entire Premises by providing Landlord with written notice of such termination following such one hundred eighty (180) day period but prior to the restoration of utility services to the Premises or portion of the Premises being affected. Notwithstanding anything in the Lease to the contrary, if the interruption or cessation of utility services is caused by fire or other casualty, or by condemnation, then this paragraph shall not apply and the provisions of Paragraph 9 (in the event of a fire or other casualty) or Paragraph 10 (in the event of a condemnation) shall prevail in determining Tenant’s rights to abatement of Rent and Tenant shall not have a right to terminate this Lease under this Paragraph 7(d).
     (e) Landlord reserves the right from time to time to make reasonable and nondiscriminatory modifications to the above standards for utilities and services.
8. NON-LIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE
     (a) Landlord shall not be liable for any injury, loss or damage suffered by Tenant or to any person or property occurring or incurred in or about the Premises, the Building or the Project from any cause, UNLESS SUCH LIABILITIES ARE CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF ANY LANDLORD INDEMNITEE (DEFINED BELOW), BUT NOT TO THE EXTENT SUCH LIABILITIES ARE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SUCH LANDLORD INDEMNITEE (DEFINED BELOW), Without limiting the foregoing, neither Landlord nor any of its partners, officers, trustees, affiliates, directors, employees, contractors, agents or representatives (collectively, “Affiliates”) shall be liable for and there shall be no abatement of Rent (except in the event of a casualty loss or a condemnation as set forth in Paragraphs 9 and 10 of this Lease) for (i) any damage to Tenant’s property stored with or entrusted to Affiliates of Landlord, (ii) loss of or damage to any property by theft or any other wrongful or illegal act, or (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or the Project or from the pipes, appliances, appurtenances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever or from the acts or omissions of other tenants, occupants or other visitors to the Building or the Project or from any other cause whatsoever, (iv) any diminution or shutting off of light, at or view by any structure which may be erected on lands adjacent to the Building, whether within or outside of the Project, or (v) any latent or other defect in the Premises, the Building or the Project. Tenant shall give prompt notice to Landlord in the event of (i) the occurrence of a fire or accident in the Premises or in the Building, or (ii) the discovery of a defect therein or in the fixtures or equipment thereof This Paragraph 8(a) shall survive the expiration or earlier termination of this Lease.
     (b) Tenant hereby agrees to indemnify, protect, defend and hold harmless Landlord and its designated property management company, and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, directors, shareholders, employees, servants, partners, representatives, insurers and agents (collectively, “Landlord Indemnities”) for, from and against all liabilities, claims, penalties, costs, damages or injuries to persons, damages to property, losses, liens, causes of action, suits, judgments and expenses (including court costs, attorneys’ fees, expert witness fees and costs of investigation), of any nature, kind or description of any person or entity, directly or indirectly arising out of, caused by, or resulting from (in whole or part) (1) Tenant’s construction of or use, occupancy or enjoyment of the Premises, (2) any activity, work or other things done, permitted or suffered by Tenant and its agents and employees in or about the Premises, (3) any breach or default in the performance of any of Tenant’s obligations under this Lease, (4) any act, omission, negligence or willful misconduct of Tenant or any of its agents, contractors, employees, business invitees or licensees, or (5) any damage to Tenant’s property, or the property of Tenant’s agents, employees, contractors, business invitees or licensees, located in or about the Premises (collectively, “Liabilities”); EVEN IF SUCH LIABILITIES ARE CAUSED IN PART BY THE NEGLIGENCE OF ANY LANDLORD INDEMNITEE, BUT NOT TO THE EXTENT SUCH LIABILITIES ARE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SUCH LANDLORD INDEMNITEE. This Paragraph 8(b) shall survive the expiration or earlier termination of this Lease.
     (c) Tenant shall promptly advise Landlord in writing of any action, administrative or legal proceeding or investigation as to which this indemnification may apply, and Tenant, at Tenant’s expense, shall assume on behalf of each and every Landlord Indemnitee and conduct with due diligence and in good faith the defense thereof with counsel reasonably satisfactory to Landlord; provided, however, that any Landlord Indemnitee shall have the right, at its option, to be represented therein by advisory counsel of its own selection and at its own expense. In the event of failure by Tenant to fully perform in accordance with this Paragraph, Landlord, at its option, and without relieving Tenant of its obligations hereunder, may so perform, but all costs and expenses so incurred by Landlord in that event shall be reimbursed by Tenant to Landlord, together with interest on the same from the date any such expense was paid by Landlord until reimbursed by Tenant, at the rate of interest provided to be paid on judgments, by the law of the jurisdiction to which the interpretation of this Lease is subject. The indemnification provided in Paragraph 8(b) shall not be limited to damages, compensation or benefits payable under insurance policies, workers’ compensation acts, disability benefit acts or other employees’ benefit acts. Landlord and Landlord’s Indemnities shall cooperate fully with Tenant in the defense of any claims under this paragraph of the Lease.
     (d) Insurance.
     (i) Tenant at all times during the Lease Term shall, at its own expense, keep in full force and effect (A) commercial general liability insurance providing coverage against bodily injury and disease, including death resulting therefrom, bodily injury and property damage to a combined single limit of $3,000,000 to one or more than one person as the result of any one accident or occurrence, which shall include provision for contractual liability coverage insuring Tenant for the performance of its indemnity obligations set forth in this Paragraph 8 of this Lease, (B) worker’s compensation insurance to the statutory limit, if any, and employer’s liability insurance to the limit of $500,000 per occurrence, and (C) All Risk or special purpose personal property insurance covering full replacement value of all of Tenant’s personal property, trade fixtures and improvements in the Premises. Tenant acknowledges and agrees that if there is any flooding of the Premises or the Building that Tenant shall be solely and fully responsible and liable for all of Tenant’s business losses related to such flooding and for any damage to Tenant’s property, equipment, furniture and other items located in the Premises. Landlord and its designated property management firm shall be named an additional insured on each of said policies (excluding the worker’s compensation policy) and said policies shall be issued by an insurance company or companies authorized to do business in Colorado and which have policyholder ratings not lower than “A-” and financial ratings not lower than “VII” in Best’s Insurance Guide (latest edition in effect as of the Date of Lease and subsequently in effect as of the date of renewal of the required policies). EACH OF SAID POLICIES SHALL ALSO INCLUDE A WAIVER OF SUBROGATION PROVISION OR ENDORSEMENT IN FAVOR OF LANDLORD, AND AN ENDORSEMENT PROVIDING THAT LANDLORD SHALL RECEIVE THIRTY (30) DAYS PRIOR WRITTEN NOTICE OF ANY CANCELLATION OF, NONRF,NEWAL OF, REDUCTION OF COVERAGE OR MATERIAL CHANGE IN COVERAGE ON SAID POLICIES. Tenant hereby waives its right of recovery against any Landlord Indemnitee of any amounts paid by Tenant or on Tenant’s behalf to satisfy applicable worker’s compensation laws. The policies or duly executed certificates showing the material terns for the same, together with satisfactory evidence of the payment of the premiums therefor, shall be deposited with Landlord on the date Tenant first occupies the Premises and upon renewals of such policies not less than fifteen (15) days prior to the expiration of the tern of such coverage. If certificates are supplied rather than the policies themselves, Tenant shall allow Landlord, at all reasonable times, to inspect the policies of insurance required herein.
     (ii) It is expressly understood and agreed that the coverages required represent Landlord’s minimum requirements and such are not to be construed to void or limit Tenant’s obligations contained in this Lease, including without limitation Tenant’s indemnity obligations hereunder. Neither shall (A) the insolvency, bankruptcy or failure of any insurance company carrying Tenant, (B) the failure of any insurance company to pay claims occurring nor (C) any exclusion from or insufficiency of coverage be held to affect, negate or waive any of Tenant’s indemnity obligations under this Paragraph 8 and Paragraph 6(g)(ii) or any other provision of this Lease. With respect to insurance coverages, except worker’s compensation, maintained hereunder by Tenant and insurance coverages separately obtained by Landlord, all insurance coverages afforded by policies of insurance maintained by Tenant shall be primary insurance as such coverages apply to Landlord, and such insurance coverages separately maintained by Landlord shall be excess, and Tenant shall have its insurance policies so endorsed. The amount of liability insurance under insurance policies maintained by Tenant shall not be reduced by the existence of insurance coverage under policies separately maintained by Landlord. Tenant shall be solely responsible for any premiums, assessments, penalties, deductible assumptions, retentions, audits, retrospective adjustments or any other kind of payment due under its policies.
     (iii) Tenant’s occupancy of the Premises without delivering the certificates of insurance shall not constitute a waiver of Tenant’s obligations to provide the required coverages. If Tenant provides to Landlord a certificate that does not evidence the coverages required herein, or that is faulty in any respect, such shall not constitute a waiver of Tenant’s obligations to provide the proper insurance.
     (iv) Throughout the Lease Term, Landlord agrees to maintain (i) fire and extended coverage insurance on the insurable portions of Building and the remainder of the Project in an amount not less than the fair replacement value thereof, subject to reasonable deductibles (ii) boiler and machinery insurance amounts and with deductibles that would be considered standard for similar class office building in the city in which the Project is located and (iii) commercial general liability insurance with a combined single limit coverage of at least $1,000,000.00 per occurrence. All such insurance shall be obtained from insurers Landlord reasonably believes to be financially responsible in light of the risks being insured. The premiums for any such insurance shall be a part of Operating Costs.
     (e) Mutual Waivers of Recovery. Landlord, Tenant, and all parties claiming under them, each mutually release and discharge each other from responsibility for that portion of any loss or damage paid or reimbursed by an insurer of Landlord or Tenant under any fire, extended coverage or other property insurance policy maintained by Tenant with respect to its Premises or by Landlord with respect to the Building or the Project (or which would have been paid had the insurance required to be maintained hereunder been in full force and effect), no matter how caused, including negligence, and each waives any right of recovery from the other including, but not limited to, claims for contribution or indemnity, which might otherwise exist on account thereof. Any fire, extended coverage or property insurance policy maintained by Tenant with respect to the Premises, or Landlord with respect to the Building or the Project, shall contain, in the case of Tenant’s policies, a waiver of subrogation provision or endorsement in favor of Landlord, and in the case of Landlord’s policies, a waiver of subrogation provision or endorsement in favor of Tenant, or, in the event that such insurers cannot or shall not include or attach such waiver of subrogation provision or endorsement, Tenant and Landlord shall obtain the approval and consent of their respective insurers, in writing, to the terms of this Lease. Tenant agrees to indemnify, protect, defend and hold harmless each and all of the Landlord Indemnitees from and against any claim, suit or cause of action asserted or brought by Tenant’s insurers for, on behalf of, or in the name of Tenant, including, but not limited to, claims for contribution, indemnity or subrogation, brought in contravention of this paragraph. The mutual releases, discharges and waivers contained in this provision shall apply EVEN IF THE LOSS OR DAMAGE TO WHICH THIS PROVISION APPLIES IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD OR TENANT.
     (f) Business Interruption. Landlord shall not be responsible for, and Tenant releases and discharges Landlord from, and Tenant further waives any right of recovery from Landlord for, any loss for or from business interruption or loss of use of the Premises suffered by Tenant in connection with Tenant’s use or occupancy of the Premises, EVEN IF SUCH LOSS IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD.
     (g) Adjustment of Claims. Tenant shall cooperate with Landlord and Landlord’s insurers in the adjustment of any insurance claim pertaining to the Building or the Project or Landlord’s use thereof.
     (h) Increase in Landlord’s Insurance Costs. Tenant agrees to pay to Landlord any increase in premiums for Landlord’s insurance policies resulting from Tenant’s use or occupancy of the Premises.
     (i) Failure to Maintain Insurance. Any failure of Tenant to obtain and maintain the insurance policies and coverages required hereunder or failure by Tenant to meet any of the insurance requirements of this Lease shall constitute an event of default hereunder, and such failure shall entitle Landlord to pursue, exercise or obtain any of the remedies provided for in Paragraph 12(b), and Tenant shall be solely responsible for any loss suffered by Landlord as a result of such failure. In the event of failure by Tenant to maintain the insurance policies and coverages required by this Lease or to meet any of the insurance requirements of this Lease, Landlord, at its option, and without relieving Tenant of its obligations hereunder, may obtain said insurance policies and coverages or perform any other insurance obligation of Tenant, but all costs and expenses incurred by Landlord in obtaining such insurance or performing Tenant’s insurance obligations shall be reimbursed by Tenant to Landlord, together with interest on same from the date any such cost or expense was paid by Landlord until reimbursed by Tenant, at the rate of interest provided to be paid on judgments, by the law of the jurisdiction to which the interpretation of this Lease is subject.
9. FIRE OR CASUALTY
     (a) Subject to the provisions of this Paragraph 9, in the event the Premises, or access thereto, is wholly or partially destroyed by fire or other casualty, Landlord shall (to the extent permitted by Law and covenants, conditions and restrictions then applicable to the Project) rebuild, repair or restore the Premises and access thereto to substantially the same condition as existing immediately prior to such destruction and this Lease shall continue in full force and effect. Notwithstanding the foregoing, (i) Landlord’s obligation to rebuild, repair or restore the Premises shall not apply to any personal property, above-standard tenant improvements or other items installed or contained in the Premises, and (ii) Landlord shall have no obligation whatsoever to rebuild, repair or restore the Premises with respect to any damage or destruction occurring during the last twelve (12) months of the term of this Lease or any extension of the term.
     (b) Landlord may elect to terminate this Lease in any of the following cases of damage or destruction to the Premises, the Building or the Project: (i) where the cost of rebuilding, repairing and restoring (collectively, “Restoration”) of the Building or the Project, would, regardless of the lack of damage to the Premises or access thereto, in the reasonable opinion of Landlord, exceed thirty percent (30%) of the then replacement cost of the Building; (ii) where, in the case of any damage or destruction to any portion of the Building or the Project by uninsured casualty, the cost of Restoration of the Building or the Project, in the reasonable opinion of Landlord, exceeds $2,000,000; or (iii) where, in the case of any damage or destruction to the Premises or access thereto by uninsured casualty, the cost of Restoration of the Premises or access thereto, in the reasonable opinion of Landlord, exceeds thirty percent (30%) of the replacement cost of the Premises. Any such termination shall be made by thirty (30) days’ prior written notice to Tenant given within sixty (60) days of the date of such damage or destruction. If this Lease is not terminated by Landlord and as the result of any damage or destruction, the Premises, or a portion thereof, are rendered untenantable, the Basic Annual Rent and any Additional Rent shall abate (based upon the extent to which such damage and Restoration materially interfere with Tenant’s business in the Premises from the time of the casualty); provided, however, Tenant shall have the right to terminate this Lease if more than thirty percent (30%) of the Premises are rendered untenantable for a period of one hundred eighty (180) days after the date of damage or destruction (the “180 Day Period”) by delivering written notice to Landlord of its intent to terminate this Lease after the 180 Day Period, but prior to the substantial completion of the Restoration of the Premises. This Lease shall be considered an express agreement governing any case of’ damage to or destruction of the Premises, the Building or the Project.
10. EMINENT DOMAIN
     In the event the whole of the Premises, the Building or the Project shall be taken under the power of eminent domain, or sold to prevent the exercise thereof (collectively, a “Taking”), this Lease shall automatically terminate as of the date of such Taking. In the event a Taking of a portion of the Project, the Building or the Premises shall, in the reasonable opinion of Landlord, substantially interfere with Landlord’s operation thereof, Landlord may terminate this Lease upon thirty (30) days’ written notice to Tenant given at any time within sixty (60) days following the date of such Taking. For purposes of this Lease, the date of Taking shall be the earlier of the date of transfer of title resulting from such Taking or the date of transfer of possession resulting from such Taking. In the event that a portion of the Premises is so taken and this Lease is not terminated, Landlord shall, with reasonable diligence, use commercially reasonable efforts to proceed to restore (to the extent permitted by Law and covenants, conditions and restrictions then applicable to the Project) the Premises (other than Tenant’s personal property and fixtures, and above-standard tenant improvements) to a complete, functioning unit. In such case, the Basic Annual Rent shall be reduced proportionately based on the portion of the Premises so taken. If all or any portion of the Premises is the subject of a temporary Taking, this Lease shall remain in full force and effect and Tenant shall continue to perform each of its obligations under this Lease; in such case, Tenant shall be entitled to receive the entire award allocable to the temporary Taking of the Premises. Except as provided herein, Tenant shall not assert any claim against Landlord or the condemning authority for, and hereby assigns to Landlord, any compensation in connection with any such Taking, and Landlord shall be entitled to receive the entire amount of any award therefor, without deduction for any estate or interest of Tenant. Nothing contained in this Paragraph 10 shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the condemning authority for the Taking of personal property, fixtures, above standard tenant improvements of Tenant or for relocation or moving expenses recoverable by Tenant from the condemning authority. This Paragraph 10 shall be Tenant’s sole and exclusive remedy in the event of a Taking.
11. ASSIGNMENT AND SUBLETTING
     (a) Tenant shall not directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, assign, sublet, mortgage, hypothecate or otherwise encumber all or any portion of its interest in this Lease or in the Premises or grant any license in or suffer any person other than Tenant or its employees to use or occupy the Premises or any part thereof without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any such attempted assignment, subletting, license, mortgage, hypothecation, other encumbrance or other use or occupancy without the consent of Landlord shall be null and void and of no effect. Any mortgage, hypothecation or encumbrance of all or any portion of Tenant’s interest in this Lease or in the Premises and any grant of a license or sufferance of any person other than Tenant or its employees to use or occupy the Premises or any part thereof shall be deemed to be an “assignment” of this Lease. In addition, as used in this Paragraph 11, the term “Tenant” shall also mean any entity that has guaranteed Tenant’s obligations under this Lease, and the restrictions applicable to Tenant contained herein shall also be applicable to such guarantor. Landlord’s agreement to not unreasonably withhold its consent shall only apply to the first assignment or sublease under the Lease. Provided no event of default has occurred and is continuing under this Lease, upon thirty (30) days prior written notice to Landlord, Tenant shall have the right to assign all or part of the Premises to an Affiliate (defined below) of Tenant without Landlord’s prior written consent, so long as it is to an Affiliate whose character and business is consistent with the standard of the Building and the financial strength of the Affiliate is equal to that of the Tenant at the time the Lease is executed.. The term “Affiliate” shall mean any of the following: (i) an entity into which Tenant is merged or consolidated or to an entity to which substantially all of Tenant’s assets at the Premises are transferred; or (ii) an entity that controls, is controlled by, or is under common control with Tenant. The term “controlled by” or “commnon controlled with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled person or entity; the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, at least fifty-one percent (51%) of the voting interest in, any person or entity shall be presumed to constitute such control.
     (b) Except for an initial public offering by Tenant, a change of more than 51% in the internal ownership of Tenant shall require Landlord’s prior written consent, such consent not to be unreasonably withheld or delayed by Landlord; provided, however, if the change in internal ownership does not affect the character or business of Tenant and if the financial strength of Tenant following such change of internal ownership is equal to or greater to that of the Tenant at the time this Lease was executed, then Landlord shall automatically consent to such change in internal control of Tenant.
     (c) Notwithstanding anything in this Lease to the contrary, no permitted assignment or subletting shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subletting or assignment. Consent by Landlord to one subletting or assignment shall not be deemed to constitute a consent to any other or subsequent attempted subletting or assignment. If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord all pertinent information relating to the proposed assignee or sublessee, all pertinent information relating to the proposed assignment or sublease, and all such financial information as Landlord may reasonably request concerning the proposed assignee or subtenant. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease.
     (d) At any time within thirty (30) days after Landlord’s receipt of the information specified in subparagraphs (a) and (b) above, and if such sublease or assignment is less than the remainder of the Lease Term, then Landlord may by written notice to Tenant elect to terminate this Lease as to the portion of the Premises so proposed to be subleased or assigned (which may include all of the Premises), with a proportionate abatement in the Rent payable hereunder if an existing tenant in the Building has a need for such subleased or assigned space.
     (e) Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent to a proposed assignment or sublease in any of the following instances:
     (i) The assignee or sublessee is not, in Landlord’s reasonable opinion, less creditworthy than the Tenant at the time of execution of this Lease;
     (ii) The intended use of the Premises by the assignee or sublessee is not the same as set forth in this Lease or otherwise reasonably satisfactory to Landlord;
     (iii) The intended use of the Premises by the assignee or sublessee would materially increase the pedestrian or vehicular traffic to the Premises or the Building;
     (iv) Occupancy of the Premises by the assignee or sublessee would, in the good faith judgment of Landlord, violate any agreement binding upon Landlord, the Building or the Project with regard to the identity of tenants, usage in the Building, or similar matters;
     (v) The assignee or sublessee is a current tenant or subtenant within the Building or Project;
     (vi) The identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Building or Project; or

     (vii) In the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease.
The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease.
     (f) Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times during the initial term and any subsequent renewals or extensions remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease. In the event that the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment, plus any bonus or other consideration therefor or incident thereto) exceeds the Rent payable under this Lease, then Tenant shall be bound and obligated to pay Landlord, as additional rent hereunder, one-half of all such excess Rent and other excess consideration within ten (10) days following receipt thereof by Tenant.
     (g) If this Lease is assigned or if the Premises is subleased (whether in whole or in part), or in the event of the mortgage, pledge, or hypothecation of Tenant’s leasehold interest, or grant of any concession or license within the Premises, or if the Premises are occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect Rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next Rent payable hereunder; and all such Rent collected by Tenant shall be held in deposit for Landlord and immediately forwarded to Landlord. No such transaction or collection of Rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.
     (h) Should Tenant request of Landlord the right to assign or sublet its rights under this Lease, Landlord shall charge Tenant and Tenant shall pay to Landlord the actual cost of Landlord’s legal fees up to a maximum amount of Seven Hundred Fifty and No/100 Dollars ($750.00).
     (i) Notwithstanding any provision of this Lease to the contrary, in the event this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute the property of Tenant or Tenant’s estate within the meaning of the Bankruptcy Code. All such money and other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord.
12. DEFAULT
     (a) Events of Default. The following events shall be deemed to be events of default (herein so called) by Tenant under this Lease: (i) Tenant shall fail to make any payment of Rent, Operating Costs or any other sums of money due pursuant to the Lease and such monetary default continues to exist in full or part at the expiration of five (5) days after written notice is given by Landlord to Tenant; provided, however, Landlord shall only be obligated to provide such written notice to Tenant three (3) times within any Lease Year and in the event Tenant fails to timely pay Rent or any other sums for a fourth time during any Lease Year, then Tenant shall be in default for such late payment and Landlord shall have no obligation or duty to provide notice of such non-payment to Tenant prior to declaring an event of default under this Lease; (ii) Tenant shall fail to comply with or observe any other provision of this Lease and such failure shall continue for twenty (20) days after written notice to Tenant (or, in the case of Tenant’s failure to comply with or observe any other single provision of this Lease more than ten (10) times during the Lease Term, upon the occurrence of the eleventh and all subsequent such failures, without notice from Landlord); (iii) Tenant or any guarantor of Tenant’s obligations hereunder shall make a general assignment for the benefit of creditors; (iv) any petition shall be filed by or against Tenant or any guarantor of Tenant’s obligations hereunder under the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof, and such petition shall not be dismissed within sixty (60) days of filing, or Tenant or any guarantor of Tenant’s obligations hereunder shall be adjudged bankrupt or insolvent in proceedings filed thereunder; (v) a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor of Tenant’s obligations hereunder, and such appointment shall not be vacated or otherwise terminated, and the action in which such appointment was ordered dismissed, within sixty (60) days of filing; (vi) Tenant shall fail to take possession of or shall desert, abandon or vacate the Premises; (vii) the death of any guarantor; or (viii) the occurrence of an event described in clause (iv) or (v) of this Paragraph (without regard to any cure periods contained therein), and the failure thereafter of Tenant (A) to timely and fully make any payment of Rent or any other sum of money due hereunder or (B) to perform or observe any other covenant, condition or agreement to be performed or observed by it hereunder. Notwithstanding the language in this Paragraph 12(a)(vi), Tenant’s vacation of the Premises shall not constitute an event of default under the Lease if prior to vacating the Premises, Tenant has made arrangements reasonably acceptable to Landlord to (a) insure that Tenant’s insurance for the Premises will not be voided or cancelled with respect to the Premises as a result of such vacancy, (b) insure that the Premises are secured and not subject to vandalism, and (c) insure that the Premises will be properly maintained after such vacation. Tenant shall inspect the Premises at least once each month and report monthly in writing to Landlord on the condition of the Premises.
     (b) Remedies. Upon the occurrence of any event or events of default under this Lease, whether enumerated in this Paragraph or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand for possession whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of rent or other obligations due and waives any and all other notices or demand requirements imposed by applicable law):
     (i) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises upon termination of the Lease hereunder, Landlord may without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises, or any part thereof, by force, if necessary, without being liable for prosecution or any claim of damages therefor, and Tenant hereby agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, specifically including but not limited to all Costs of Reletting (hereinafter defined) and any deficiency that may arise by reason of any reletting. The Landlord shall take all reasonable measures to mitigate damages suffered in such event.
     (ii) Enter upon and take possession of the Premises and expel or remove Tenant or any other person who may be occupying said Premises, or any part thereof, by force, if necessary, without having any civil or criminal liability therefor and without terminating this Lease. Landlord may (but shall be under no obligation to) relet the Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant for such term or terms which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term and on such conditions (which may include concessions or free rent) and for such uses as Landlord in its absolute discretion may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Tenant agrees to pay Landlord on demand all Costs of Reletting and any deficiency that may arise by reason of such reletting. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting. No such re-entry or tatting of possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such termination is given to Tenant.
     (iii) Enter upon the Premises by force if necessary without having any civil or criminal liability therefor, and do whatever Tenant is obligated to do under the terns of this Lease and Tenant agrees to reimburse Landlord on demand for any expense which Landlord may incur in thus affecting compliance with Tenant’s obligations under this Lease together with interest at the lesser of a per annum rate equal to (i) the highest lawful rate of interest allowed by Colorado or federal law, or (ii) twelve percent (12%) and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action.
     (iv) Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (i) all rent accrued hereunder through the date of termination, (ii) all Costs of Reletting, and (iii) an amount equal to (A) the total rent that Tenant would have been required to pay for the remainder of the Lease Term discounted to present value minus (B) the then present fair rental value of the Premises for such period, similarly discounted.
In order to regain possession of the Premises and to deny Tenant access thereto, Landlord or its agent may, at the expense and liability of the Tenant, alter or change any or all locks or other security devices controlling access to the Premises without posting or giving notice of any kind to Tenant. Landlord shall have no obligation to provide Tenant a key or grant Tenant access to the Premises so long as Tenant is in default under this Lease. Tenant shall not be entitled to recover possession of the Premises, terminate this Lease, or recover any actual, incidental, consequential, punitive, statutory or other damages or award of attorneys’ fees, by reason of Landlord’s alteration or change of any lock or other security device and the resulting exclusion from the Premises of the Tenant or Tenant’s agents, servants, employees, customers, licensees, invitees or any other persons from the Premises. Landlord may, without notice, remove and either dispose of or store, at Tenant’s expense, any property belonging to Tenant that remains in the Premises after Landlord has regained possession thereof. Tenant acknowledges that the provisions of this subparagraph of this Lease supersedes applicable statutory provisions of the Colorado Revised Statutes and Tenant further warrants and represents that it hereby knowingly waives any rights it may have thereunder.
     (c) For purposes of this Lease, the term “Costs of Reletting” shall mean all reasonable costs and expenses incurred by Landlord in connection with the reletting of the Premises, including without limitation the cost of cleaning, renovation, repairs, decoration and alteration of the Premises for a new tenant or tenants, advertisement, marketing, brokerage and legal fees, the cost of protecting or caring for the Premises while vacant, the cost of removing and storing any property located on the Premises, any increase in insurance premiums caused by the vacancy of the Premises and any other out-of-pocket expenses incurred by Landlord including tenant inducements such as the cost of moving the new tenant or tenants and the cost of assuming any portion of the existing lease(s) of the new tenant(s).
     (d) Except as otherwise herein provided, no repossession or re-entering on the Premises or any part thereof pursuant to subparagraph (b) hereof or otherwise shall relieve Tenant or any Guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. Notwithstanding any such repossession or re-entering on the Premises or any part thereof by reason of the occurrence of an event of default, Tenant will pay to Landlord the Basic Annual Rent and other rent or other sum required to be paid by Tenant pursuant to this Lease.
     (e) No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the other covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.
     (f) This Paragraph shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion. To the extent any provision of applicable law requires some action by Landlord to evidence or effect the termination of this Lease or to evidence the termination of Tenant’s right of occupancy, Tenant and Landlord hereby agree that written notice by Landlord to any of Tenant’s agents, servants or employees, which specifically sets forth Landlord’s intention to terminate, shall be sufficient to evidence and effect the termination herein provided for.
13. ACCESS; CONSTRUCTION
     Landlord acknowledges that Tenant will implement a security plan for the protection of classified information. Such plan shall be reasonably approved by Landlord and any right of access to the Premises shall be consistent with such plan. Landlord acknowledges and agrees that some of the information and data possessed by Tenant is governed by The Arms Export Control Act and the International Traffic in Arms Control Regulations (“ITAR”). Access to areas in which ITAR information or data resides shall be subject to conformance with the ITAR regulations and Landlord and Tenant shall cooperate in good faith to comply with such regulations. Landlord reserves the right to use the roof and exterior walls of the Premises and the area beneath, adjacent to and above the Premises, together with the right to install, use, maintain, repair, replace and relocate equipment, machinery, meters, pipes, ducts, plumbing, conduits and wiring through the Premises, which serve other portions of the Building or the Project in a manner and in locations which do not unreasonably interfere with Tenant’s use of the Premises. In addition, Landlord shall have free access to any and all mechanical installations of Landlord or Tenant, including, without limitation, machine rooms, telephone rooms and electrical closets. Tenant agrees that there shall be no construction of partitions or other obstructions which materially interfere with or which threaten to materially interfere with Landlord’s free access thereto, or materially interfere with the moving of Landlord’s equipment to or from the enclosures containing said installations. Upon at least twenty-four (24) hours’ prior notice (except in the event of an emergency, when no notice shall be necessary), Landlord reserves and shall at any time and all times have the right to enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to exhibit the Premises to prospective purchasers, lenders or tenants, to post notices of non-responsibility, to alter, improve, restore, rebuild or repair the Premises or any other portion of the Building, or to do any other act permitted or contemplated to be done by Landlord hereunder, all without being deemed guilty of an eviction of Tenant and without liability for abatement of Rent or otherwise. For such purposes, Landlord may also erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. Landlord shall conduct all such inspections and/or improvements, alterations and repairs so as to minimize, to the extent reasonably practical and without additional expense to Landlord, any interruption of or interference with the business of Tenant. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of such purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises (excluding Tenant’s vaults and safes, access to which shall be provided by Tenant upon Landlord’s reasonable request). Landlord shall have the right to use any and all means which Landlord may deem proper in an emergency in order to obtain entry to the Premises or any portion thereof, and Landlord shall have the right, at any time during the Lease Term, to provide whatever access control measures it deems reasonably necessary to the Project, without any interruption or abatement in the payment of Rent by Tenant. Any entry into the Premises obtained by Landlord by any of such means shall not under any circumstances be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises or any portion thereof. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, Alterations or decorations to the Premises or the Project except as otherwise expressly agreed to be performed by Landlord pursuant to the provisions of this Lease.
14. [INTENTIONALLY DELETED]
15. [INTENTIONALLY DELETED]
16. SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES
     (a) Tenant agrees that this Lease and the rights of Tenant hereunder shall be subject and subordinate to any and all deeds of trust, security interests, mortgages, master leases, ground leases or other security documents and any and all modifications, renewals, extensions, consolidations and replacements thereof (collectively, “Security Documents”) which now or hereafter constitute a lien upon or affect the Project, the Building or the Premises. Such subordination shall be effective without the necessity of the execution by Tenant of any additional document for the purpose of evidencing or effecting such subordination. In addition, Landlord shall have the right to subordinate or cause to be subordinated any such Security Documents to this Lease and in such case, in the event of the termination or transfer of Landlord’s estate or interest in the Project by reason of any termination or foreclosure of any such Security Documents, Tenant shall, notwithstanding such subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Furthermore, Tenant shall within fifteen (15) days of demand therefor execute any instruments or other documents which may be required by Landlord or the holder of any Security Document and specifically shall execute, acknowledge and deliver within fifteen (15) days of demand therefor a subordination of lease or subordination of deed of trust, in the form required by the holder of the Security Document requesting the document; the failure to do so by Tenant within such time period shall be a material default hereunder; provided, however, the new landlord or the holder of any Security Document shall agree that Tenant’s quiet enjoyment of the Premises shall not be disturbed as long as Tenant is not in default under this Lease.

     (b) If any proceeding is brought for default under any ground or master lease to which this Lease is subject or in the event of foreclosure or the exercise of the power of sale under any mortgage, deed of trust or other Security Document made by Landlord covering the Premises, at the election of such ground lessor, master lessor or purchaser at foreclosure, Tenant shall attorn to and recognize the same as Landlord under this Lease, provided such successor expressly agrees in writing to be bound to all future obligations by the terms of this Lease, and if so requested, Tenant shall enter into a new lease with that successor on the same terms and conditions as are contained in this Lease (for the unexpired term of this Lease then remaining),
     (c) In addition to any statutory lien for Rent in Landlord’s favor, Landlord (the secured party for purposes hereof) shall have and Tenant (the debtor for purposes hereof) hereby grants to Landlord, an express contract lien and a continuing security interest to secure the payment of all Rent due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory and other personal property of Tenant (and any transferees or other occupants of the Premises) presently or hereafter situated on the Premises and upon all proceeds of any insurance which may accrue to Tenant by reason of damage or destruction of any such property. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code of the state in which the Premises is located, including without limitation the right to sell the property described in this paragraph at public or private sale upon ten (10) days’ notice to Tenant, which notice Tenant hereby agrees is adequate and reasonable. Tenant hereby agrees to execute such other instruments necessary or desirable in Landlord’s discretion to perfect the security interest hereby created. Any statutory lien for Rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto. Landlord and Tenant agree that this Lease and the security interest granted herein serve as a financing statement, and a copy or photographic or other reproduction of this paragraph of this Lease may be filed of record by Landlord and have the same force and effect as the original. Tenant warrants and represents that the collateral subject to the security interest granted herein is not purchased or used by Tenant for personal, family or household purposes. Tenant further warrants and represents to Landlord that the lien granted herein constitutes a first and superior lien and that Tenant will not allow the placing of any other lien upon any of the property described in this paragraph without the prior written consent of Landlord.
     (d) Tenant shall, upon not less than fifteen (15) days’ prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying to those facts for which certification has been requested by Landlord or any current or prospective purchaser, holder of any Security Document, ground lessor or master lessor, including, but without limitation, that (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the dates to which the Basic Annual Rent, Additional Rent and other charges hereunder have been paid, if any, and (iii) whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge. The form of the statement attached hereto as Exhibit E is hereby approved by Tenant for use pursuant to this subparagraph (d); however, at Landlord’s option, Landlord shall have the right to use other forms for such purpose. Tenant’s failure to execute and deliver such statement within such time shall, at the option of Landlord, constitute a material default under this Lease and, in any event, shall be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord in any such certificate prepared by Landlord and delivered to Tenant for execution. Any statement delivered pursuant to this Paragraph 16 may be relied upon by any prospective purchaser of the fee of the Building or the Project or any mortgagee, ground lessor or other like encumbrancer thereof or any assignee of any such encumbrance upon the Building or the Project.
     (e) Notwithstanding anything to the contra y in this Article 16, with respect to any future first lien mortgages, deeds of trust, or other liens entered into by Landlord and any mortgagee and/or beneficiary of any deed of trust or other lien (landlord’s mortgagee), Landlord shall use best efforts to obtain within sixty (60) days of original occupancy by Tenant or within sixty (60) days from the date same are entered into (as the case may be), a subordination, non-disturbance and attornment agreement from Landlord’s mortgagee for the benefit of Tenant that will be executed and delivered by Landlord’s mortgagee to Tenant. Landlord represents and warrants to Tenant that as of the effective date of this Lease, there is no lender or mortgagee with a lien against the Building.

17. SALE BY LANDLORD; TENANT’S REMEDIES; NONRECOURSE LIABILITY
     (a) In the event of a sale or conveyance by Landlord of the Building or the Project, Landlord shall be released from any and all liability under this Lease. If the Security Deposit has been made by Tenant prior to such sale or conveyance, Landlord shall transfer the Security Deposit to the purchaser, and upon delivery to Tenant of notice thereof, Landlord shall be discharged from any further liability in reference thereto.
     (b) Landlord shall not be in default of any obligation of Landlord hereunder unless Landlord fails to perform any of its obligations under this Lease within thirty (30) days after receipt of written notice of such failure from Tenant; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, Landlord shall not be in default if Landlord commences to cure such default within the thirty (30) day period and thereafter diligently prosecutes the same to completion. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.
     (c) Any liability of Landlord for a default by Landlord under this Lease, or a breach by Landlord of any of its obligations under the Lease, shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord. Tenant’s sole and exclusive remedy for a default or breach of this Lease by Landlord shall be either (i) an action for damages, or (ii) an action for injunctive relief; Tenant hereby waiving and agreeing that Tenant shall have no offset rights or right to terminate this Lease on account of any breach or default by Landlord under this Lease. Under no circumstances whatsoever shall Landlord ever be liable for punitive, consequential or special damages under this Lease and Tenant waives any rights it may have to such damages under this Lease in the event of a breach or default by Landlord under this Lease.
     (d) As a condition to the effectiveness of any notice of default given by Tenant to Landlord, Tenant shall also concurrently give such notice under the provisions of Paragraph 17(b) to each beneficiary under a Security Document encumbering the Project of whom Tenant has received written notice (such notice to specify the address of the beneficiary). In the event Landlord shall fail to cure any breach or default within the time period specified in subparagraph (b), then prior to the pursuit of any remedy therefor by Tenant, each such beneficiary shall have an additional thirty (30) days within which to cure such default, or if such default cannot reasonably be cured within such period, then each such beneficiary shall have such additional time as shall be necessary to cure such default, provided that within such thirty (30) day period, such beneficiary has commenced and is diligently pursuing the remedies available to it which are necessary to cure such default (including, without limitation, as appropriate, commencement of foreclosure proceedings).
18. PARKING; COMMON AREAS
     (a) Tenant shall have the non-exclusive right to use the number of non-reserved parking spaces located in the parking areas of the Project specified in Item 13 of the Basic Lease Provisions for the parking of operational motor vehicles used by Tenant, its officers, employees, contractors and visitors only. Landlord reserves the right, at any time upon written notice to Tenant, to designate the location of Tenant’s parking spaces as determined by Landlord in its reasonable discretion. The use of such spaces shall be subject to the rules and regulations adopted by Landlord from time to time for the use of the parking areas. Landlord further reserves the right to make such changes to the parking system as Landlord may deem necessary or reasonable from time to time (i.e., Landlord may provide for one or a combination of parking systems, including, without limitation, self-parking, single or double stall parking spaces, and valet assisted parking); provided, however, any such changes shall not materially and adversely effect Tenant’s right to use the number of non-reserved parking spaces located in the parking areas of the Project as set forth above. Tenant agrees that Tenant, its officers and employees shall not be entitled to park in any reserved or specially assigned areas designated by Landlord from time to time in the Project’s parking areas. Landlord may require execution of an agreement with respect to the use of such parking areas by Tenant and/or its officers and employees in form satisfactory to Landlord as a condition of any such use by Tenant, its officers and employees. A default by Tenant, its officers or employees in the payment of such charges, the compliance with such rules and regulations, or the performance of such agreement(s) shall constitute a material default by Tenant hereunder. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s officers, employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described in this Paragraph, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.
     (b) Subject to subparagraph (c) below and the remaining provisions of this Lease, Tenant shall have the nonexclusive right, in common with others, to the use of such entrances, lobbies, restrooms, elevators, ramps, drives, stairs, and similar access ways and service ways and other common areas and facilities in and adjacent to the Building and the Project as are designated from time to time by Landlord for the general nonexclusive use of Landlord, Tenant and the other tenants of the Project and their respective employees, agents, representatives, licensees and invitees (“Common Areas”). The use of such Common Areas shall be subject to the rules and regulations contained herein and the provisions of any covenants, conditions and restrictions affecting the Building or the Project. Tenant shall keep all of the Common Areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant’s operations, and shall use the Common Areas only for normal activities, parking and ingress and egress by Tenant and its employees, agents, representatives, licensees and invitees to and from the Premises, the Building or the Project. If, in the reasonable opinion of Landlord, unauthorized persons are using the Common Areas by reason of the presence of Tenant in the Premises, Tenant, upon demand of Landlord, shall correct such situation by appropriate action or proceedings against all such unauthorized persons. Nothing herein shall affect the rights of Landlord at any time to remove any such unauthorized persons from said areas or to prevent the use of any of said areas by unauthorized persons. Landlord reserves the right to make such changes, alterations, additions, deletions, improvements, repairs or replacements in or to the Building, the Project (including the Premises) and the Common Areas as Landlord may reasonably deem necessary or desirable, including, without limitation, constructing new buildings and making changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading areas, landscaped areas and walkways; provided, however, that there shall be no unreasonable permanent obstruction of access to or use of the Premises resulting therefrom. In the event that the Project is not completed on the date of execution of this Lease, Landlord shall have the sole judgment and discretion to determine the architecture, design, appearance, construction, workmanship, materials and equipment with respect to construction of the Project. Notwithstanding any provision of this Lease to the contrary, the Common Areas shall not in any event be deemed to be a portion of or included within the Premises leased to Tenant and the Premises shall not be deemed to be a portion of the Common Areas. This Lease is granted subject to the terms hereof, the rights and interests of third parties under existing liens, ground leases, easements and encumbrances affecting such property, all zoning regulations, rules, ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction over the Project or any part thereof.
     (c) Notwithstanding any provision of this Lease to the contrary, Landlord specifically reserves the right to redefine the term “Project” for purposes of allocating and calculating Operating Costs so as to include or exclude areas as Landlord shall from time to time determine or specify (and any such determination or specification shall be without prejudice to Landlord’s right to revise thereafter such determination or specification). In addition, Landlord shall have the right to contract or otherwise arrange for amenities, services or utilities (the cost of which is included within Operating Costs) to be on a common or shared basis to both the Project (i.e., the area with respect to which Operating Costs are determined) and adjacent areas not included within the Project, so long as the basis on which the cost of such amenities, services or utilities is allocated to the Project is determined on an arms-length basis or some other basis reasonably determined by Landlord. In the case where the definition of the Project is revised for purposes of the allocation or determination of Operating Costs and Tenant’s Proportionate Share of Operating Costs for Office Space shall be appropriately revised to equal the percentage share of all Rentable Area contained within the Project (as then defined) represented by the Premises. Notwithstanding the foregoing, Landlord agrees that in no event shall Tenant’s Proportionate Share of Operating Costs for Office Space increase due to Landlord redefining the term “Project.” Landlord shall have the sole right to determine which portions of the Project and other areas, if any, shall be served by common management, operation, maintenance and repair. Landlord shall also have the right, in its sole discretion, to allocate and prorate any portion or portions of the Operating Costs on a building-by-building basis, on an aggregate basis of all buildings in the Project, or any other reasonable manner, and if allocated on a building-by-building basis, then Tenant’s Proportionate Share of Operating Costs for Office Space shall, as to the portion of the Operating Costs so allocated, be based on the ratio of the Rentable Area of the Premises to the Rentable Area of the Building.

19. MISCELLANEOUS
     (a) Attorneys’ Fees. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs (including, without limitation, court costs and expert witness fees) incurred in such action. Such amounts shall be included in any judgment rendered in any such action or proceeding.
     (b) Waiver. No waiver by Landlord of any provision of this Lease or of any breach by Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Tenant. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval under this Lease shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant. No act or thing done by Landlord or Landlord’s agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in a writing signed by Landlord.
     (c) Notices. Any notice, demand, request, consent, approval, disapproval or certificate (“Notice”) required or desired to be given under this Lease shall be in writing and given by certified mail, return receipt requested, by personal delivery or by Federal Express or a similar nationwide overnight delivery service providing a receipt for delivery. Notices may not be given by facsimile. The date of giving any Notice shall be deemed to be the date upon which delivery is actually made by one of the methods described in this Section 19(c) (or attempted if said delivery is refused or rejected). If a Notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day. All notices, demands, requests, consents, approvals, disapprovals, or certificates shall be addressed at the address specified in Item 14 of the Basic Lease Provisions or to such other addresses as may be specified by written notice from Landlord to Tenant and if to Tenant, at the Premises. Either party may change its address by giving reasonable advance written Notice of its new address in accordance with the methods described in this Paragraph; provided, however, no notice of either party’s change of address shall be effective until fifteen (15) days after the addressee’s actual receipt thereof.
     (d) Access Control. During the term of this Lease, Landlord shall provide security personnel, equipment, procedures and systems as shall Landlord shall deem appropriate for a similar class office building in the Denver, Colorado area, or as Landlord is required as set forth in other leases in the Building. While the Project and the Premises may have certain security devices, security systems, security personnel, or security patrol, Tenant shall take all necessary precautions to safeguard its personnel and property, because there is no security system, security device, security personnel, or patrol service available to completely protect Tenants from criminal actions. No assurances, guarantees or representations can be given as to any protection afforded by the use of any security system, security devices, security personnel or patrol service and Tenant acknowledges and agrees that it has not received and is not relying on any assurances, representations, guarantees or warranties, either express or implied, in connection with the use of any security system, security devices, security personnel or patrol service on the property or lack or omission thereof. Tenant acknowledges and agrees that any security devices, security systems, security personnel, or patrol services at the Project will not prevent injury, theft, vandalism, or damage to Tenant or its property. IN ALL EVENTS, LANDLORD AND TENANT HEREBY ACKNOWLEDGE AND AGREE THAT LANDLORD SHALL NOT BE LIABLE TO TENANT, AND TENANT HEREBY WAIVES ANY CLAIM AGAINST LANDLORD, FOR (I) ANY UNAUTHORIZED OR CRIMINAL ENTRY OF THIRD PARTIES INTO THE PREMISES, (II) ANY DAMAGE TO PERSONS OCCURRING IN THE PREMISES, OR (III) ANY LOSS OF PROPERTY IN AND ABOUT THE PREMISES, BY OR FROM ANY UNAUTHORIZED OR CRIMINAL ACTS OF THIRD PARTIES, REGARDLESS OF ANY ACTION, INACTION, FAILURE, BREAKDOWN, MALFUNCTION AND/OR INSUFFICIENCY OF THE SECURITY SERVICES PROVIDED BY LANDLORD. Notwithstanding the foregoing, Tenant shall have the right to install a security system in the Premises as determined by Tenant in its sole and absolute discretion and subject to Landlord’s reasonable approval. Such Tenant security system shall be coordinated with Landlord and/or other security at the Building.
     (e) Storage. Any storage space at any time leased to Tenant hereunder shall be used exclusively for storage. Notwithstanding any other provision of this Lease to the contrary, (i) Landlord shall have no obligation to provide heating, cleaning, water or air conditioning therefor, and (ii) Landlord shall be obligated to provide to such storage space only such electricity as will, in Landlord’s judgment, be adequate to light said space as storage space.
     (f) Holding Over. If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Basic Annual Rent for the holdover period, an amount equal to one hundred fifty percent (150%) of the Basic Annual Rent M effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph shall not be construed as consent for Tenant to retain possession of the Premises.
     (g) Condition of Premises. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, LANDLORD HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED PURPOSE OR USE, WHICH DISCLAIMER IS HEREBY ACKNOWLEDGED BY TENANT. THE TAKING OF POSSESSION BY TENANT SHALL BE CONCLUSIVE EVIDENCE THAT TENANT:
     (i) ACCEPTS THE PREMISES, THE BUILDING AND LEASEHOLD IMPROVEMENTS AS SUITABLE FOR THE PURPOSES FOR WHICH THE PREMISES WERE LEASED;
     (ii) ACCEPTS THE PREMISES AND PROJECT AS BEING IN GOOD AND SATISFACTORY CONDITION;
     (iii) WAIVES ANY DEFECTS IN THE PREMISES AND ITS APPURTENANCES EXISTING NOW OR IN THE FUTURE, EXCEPT THAT TENANT’S TAKING OF POSSESSION SHALL NOT BE DEEMED TO WAIVE LANDLORD’S COMPLETION OF MINOR FINISH WORK ITEMS THAT DO NOT INTERFERE WITH TENANT’S OCCUPANCY OF THE PREMISES; AND
     (iv) WAIVES ALL CLAIMS BASED ON ANY IMPLIED WARRANTY OF SUITABILITY OR HABITABILITY.
     (h) Quiet Possession. Upon Tenant’s paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the term hereof without hindrance or ejection by any person lawfully claiming under Landlord, subject to the provisions of this Lease and to the provisions of any (i) covenants, conditions and restrictions, (ii) master lease, or (iii) Security Documents to which this Lease is subordinate or may be subordinated.
     (i) Matters of Record. Except as otherwise provided herein, this Lease and Tenant’s rights hereunder are subject and subordinate to all matters affecting Landlord’s title to the Project recorded in the Real Property Records of the County in which the Project is located, prior to and subsequent to the date hereof, including, without limitation, all covenants, conditions and restrictions. Tenant agrees for itself and all persons in possession or holding under it that it will comply with and not violate any such covenants, conditions and restrictions or other matters of record. Landlord reserves the right, from time to time, to grant such easements, rights and dedications as Landlord deems necessary or desirable, and to cause the recordation of parcel maps and covenants, conditions and restrictions affecting the Premises, the Building or the Project, as long as such easements, rights, dedications, maps, and covenants, conditions and restrictions do not materially interfere with the use of the Premises by Tenant. At Landlord’s request, Tenant shall join in the execution of any of the aforementioned documents.
     (j) Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. Tenant shall attorn to each purchaser, successor or assignee of Landlord.
     (k) Brokers. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the brokers named in Item 12 of the Basic Lease Provisions and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Tenant hereby agrees to indemnify, defend and hold Landlord harmless for, from and against all claims for any brokerage commissions, finders’ fees or similar payments by any persons other than those listed in Item 12 of the Basic Lease Provisions and all costs, expenses and liabilities incurred in connection with such claims, including reasonable attorneys’ fees and costs.
     (l) Name. Landlord shall have the exclusive right at all times during the Lease Term to change, modify, add to or otherwise alter the name, number, or designation of the Building and/or the Project, and Landlord shall not be liable for claims or damages of any kind which may be attributed thereto or result therefrom.
     (m) Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.
     (n) Time. Time is of the essence of this Lease and each and all of its provisions.
     (o) Defined Terms and Marginal headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular and for purposes of Articles 5, 7, 13 and 18, the term Landlord shall include Landlord, its employees, contractors and agent’s. If more than one person is named as Tenant the obligations of such persons are joint and several. The marginal headings and titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.
     (p) Conflict of Law, Prior Agreements. Severability. This Lease shall be governed by and construed pursuant to the laws of the State of Colorado. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease. No prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The illegality, invalidity or unenforceability of any provision of this Lease shall in no way impair or invalidate any other provision of this Lease, and such remaining provisions shall remain in full force and effect.
     (q) Authority. If Tenant is a corporation, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in the State, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. If Tenant is a partnership, trust or limited liability company, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the terms of such entity’s partnership, trust or limited liability company agreement. Tenant shall provide Landlord on demand with such evidence of such authority as Landlord shall reasonably request, including, without limitation, resolutions, certificates and opinions of counsel.
     (r) Joint and Several Liability. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, then the liability of each such member shall be joint and several.

     (s) Rental Allocation. For purposes of Section 467 of the Internal Revenue Code of 1986, as amended from time to time, Landlord and Tenant hereby agree to allocate all Rent to the period in which payment is due, or if later, the period in which Rent is paid.
     (t) Rules and Regulations. Tenant agrees to comply with all rules and regulations of the Building and the Project imposed by Landlord as set forth on Exhibit D attached hereto, as the same may be changed from time to time upon reasonable notice to Tenant. Landlord shall not be liable to Tenant for the failure of any other tenant or any of its assignees, subtenants, or their respective agents, employees, representatives, invitees or licensees to conform to such rules and regulations.
     (u) Joint Product. This Agreement is the result of arms-length negotiations between Landlord and Tenant and their respective attorneys. Accordingly, neither party shall be deemed to be the author of this Lease and this Lease shall not be construed against either party.
     (v) Financial Statements. Upon Landlord’s written request, but no more than once per year, Tenant shall promptly furnish Landlord, from time to time, with the most current audited financial statements prepared in accordance with generally accepted accounting principles, certified by Tenant and an independent auditor to be true and correct, reflecting Tenant’s then current financial condition. For as long as Tenant is a privately held entity, prior to any obligation to deliver such statements, Landlord shall enter into a binding confidentiality agreement of Tenant’s standard form, subject to Landlord’s reasonable changes.
     (w) Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorism, terrorist activities, inability to obtain services, labor, or materials or reasonable substitutes therefore, governmental actions, civil commotions, fire, flood, earthquake or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant’s obligations under Article 6 and Article 8 of this Lease and Section 19(f) of this Lease and any extension of the Construction Termination Date as set forth in Paragraph (d) of Exhibit B to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.
     (x) Counterparts. This Lease may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.
     (y) Light and Air Rights. Landlord does not grant in this Lease any rights to light and air in connection with the Project. Landlord reserves to itself, the Land, the Building below the improved floor of each floor of the Premises, the Building above the ceiling of each floor of the Premises, the exterior of the Premises and the areas on the same floor outside the Premises, along with the areas within the Premises required for the installation and repair of utility lines and other items required to serve other Tenants of the Building.
     (z) Inducement Recapture in Event of Default. Any agreement by Landlord for free or abated rent or other charges applicable to the Premises, or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement or consideration for Tenant’s entering into this Lease, including, but not limited to, any tenant finish allowance, all of which concessions are hereinafter referred to as “Inducement Provisions” shall be deemed conditioned upon Tenant’s full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Tenant during the term hereof as the same may be extended. Upon the occurrence of a Default (as defined in Paragraph 12) of this Lease by Tenant, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Landlord under such an Inducement Provision shall be immediately due and payable by Tenant to Landlord, and recoverable by Landlord, as additional rent due under this Lease, notwithstanding any subsequent cure of said event of default by Tenant. The acceptance by Landlord of rent or the cure of the event of default which initiated the operation of this Paragraph shall not be deemed a waiver by Landlord of the provisions of this Paragraph unless specifically so stated in writing by Landlord at the time of such acceptance.

     (aa) Landlord Improvements. Landlord, at Landlord’s sole cost and expense, agrees to construct the following improvements to the Building (collectively “Landlord’s Work”):
1. A new exterior entry to the Building, all as set forth on the plans attached hereto as Exhibit H, and
2. Landlord shall provide a reasonable access road to Tenant’s generator for the Building as indicated on those plans to be approved by Landlord.
     (bb) Building Hours. The Buildings “Business Hours” are Monday trough Friday from 8:00 A.M. to 5:30 P.M. and Saturday from 8:00 A.M. to 1:00 P.M., excepting state and federal holidays.
     (cc) Cooperation. Tenant agrees to cooperate fully at all times with Landlord, and to abide by all regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building HVAC, electrical, plumbing and other systems. Tenant shall comply with all laws, statutes, ordinances and governmental rules and regulations now in force or which may hereafter be enacted or promulgated in connection with Building services furnished to the Premises, including, without limitation, any governmental rule or regulation relating to the heating and cooling of the Building.
     (dd) Recreational Area. Subject to (i) Landlord’s prior written consent and approval (such consent and approval to be in Landlord’s sole and absolute discretion), (ii) applicable Laws and (iii) the mutual agreement of Landlord and Tenant as to a location for such recreational area, Tenant, at Tenant’s sole cost and expense (and not to be paid out of Landlord’s Construction Allowance, First Additional TI Allowance and/or Second Additional TI Allowance), shall have the right to construct a basketball court and volleyball court outside the Building but within the Project (“Recreational Area”). Any screening of such Recreational Area shall be subject to Landlord’s prior written approval and consent (such consent and approval to be in Landlord’s sole and absolute discretion). If Landlord and Tenant can reach an agreement in the future on the Recreational Area, then the parties shall amend this Lease to evidence such agreement and Tenant shall be responsible for all of Landlord’s costs incurred relating to such amendment.
     (ee) Corridor. Landlord and Tenant acknowledge and agree that the corridor to be constructed by Tenant on the ground floor by the Rolling Doors as shown on the Final Plans shall be Common Areas and Tenant shall not have the exclusive use of such space under this Lease and such Common Areas shall not be subject to Tenant’s security measures under this Lease.

SIGNATURE PAGE TO OFFICE LEASE
BY AND BETWEEN K/B FUND IV, AS LANDLORD,
AND DIGITALGLOBE, INC., AS TENANT
IN WITNESS WHEREOF, the parties have executed this Lease to be effective as of the Date of this Lease.

“LANDLORD”		“TENANT”

K/B FUND IV, a Delaware general partnership,		DIGITALGLOBE, INC., a Delaware corporation

By:	Roll Bren Schreiber Realty Advisors, Inc., a Delaware corporation, as agent

		By:	/s/ Henry E. DeBois
By:	/s/ Samuel DePoy		Name: Henry E. DeBois

	Samuel DePoy, Senior Vice President		Title: /President/

ADDENDUM ONE
TWO RENEWAL OPTIONS AT MARKET
ATTACHED TO AND A PART OF THE LEASE AGREEMENT
BY AND BETWEEN
K/B FUND IV
and
DIGITALGLOBE, INC.
     (a) Provided that as of the time of the giving of the First Extension Notice and the Commencement Date of the First Extension Term, (i) Tenant is the Tenant originally named herein, (ii) Tenant actually occupies at least 50% of the Premises initially demised under this Lease and any space added to the Premises, and (iii) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for an additional term of five (5) years (such additional tens is hereinafter called the “First Extension Term”) commencing on the day following the expiration of the Lease Term (hereinafter referred to as the “Commencement Date of the First Extension Term”). Tenant must give Landlord notice (hereinafter called the “First Extension Notice”) of its election to extend the term of the Lease Term at least nine (9) months, but not more than twelve (12) months, prior to the scheduled expiration date of the Lease Term.
     (b) Provided that as of the time of the giving of the Second Extension Notice and the Commencement Date of the Second Extension Term, (i) Tenant is the Tenant originally named herein, (ii) Tenant actually occupies at least 50% of the Premises initially demised under this Lease and any space added to the Premises, and (iii) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both and provided Tenant has exercised its option for the First Extension Term; then Tenant shall have the right to extend the Lease Term for an additional term of five (5) years (such additional term is hereinafter called the “Second Extension Term”) commencing on the day following the expiration of the First Extension Term (hereinafter referred to as the “Commencement Date of the Second Extension Term”). Tenant shall give Landlord notice (hereinafter called the “Second Extension Notice”) of its election to extend the term of the Lease Term at least nine (9) months, but not more than twelve (12) months, prior to the scheduled expiration date of the First Extension Term.
     (c) The Basic Annual Rent payable by Tenant to Landlord during the First Extension Term shall be 95% of the then prevailing market rate for comparable space in the Project and comparable buildings in the vicinity of the Project, taking into account the size of the Lease, the Building location, the length of the renewal term, the existing build-out, market escalations, tenant improvement allowances then being granted in the market, cash inducements, rental concessions and abatements, moving expense reimbursements, base years for operating expenses and taxes, brokerage commission credits, other comparable factors and the credit of Tenant. The Basic Annual Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord’s not having to find a new tenant for such premises (including, without limitation, brokerage commissions, costs of improvements, rent concessions or lost rental income during any vacancy period). In the event Landlord and Tenant fail to reach an agreement on such rental rate and execute the Amendment (defined below) at least eight (8) months prior to the expiration of the Lease, then Tenant’s exercise of the renewal option shall be deemed withdrawn and the Lease shall terminate on its original expiration date.
     (d) The Basic Annual Rent payable by Tenant to Landlord during the Second Extension Term shall be 95% of the then prevailing market rate for comparable space in the Project and comparable buildings in the vicinity of the Project, taking into account the size of the Lease, the Building location, the length of the renewal term, the existing build-out, market escalations, tenant improvement allowances then being granted in the market, cash inducements, rental concessions and abatements, moving expense reimbursements, base years for operating expenses and taxes, brokerage commission credits, other comparable factors and the credit of Tenant. The Basic

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Annual Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord’s not having to find a new tenant for such premises (including, without limitation, brokerage commissions, costs of improvements, rent concessions or lost rental income during any vacancy period). In the event Landlord and Tenant fail to reach an agreement on such rental rate and execute the Amendment (defined below) at least eight (8) months prior to the expiration date of the First Extension Term, then Tenant’s exercise of the renewal option shall be deemed withdrawn and the Lease shall terminate at the end of the First Extension Term.
     (e) The determination of Basic Annual Rent does not reduce the Tenant’s obligation to pay or reimburse Landlord for Operating Costs and other reimbursable items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to such Operating Costs and other items with respect to the Premises during the First Extension Term and Second Extension Term without regard to any cap on such costs and/or expenses set forth in the Lease.
     (f) Except for the Basic Annual Rent during the First Extension Term as specified above, Tenant’s occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term. Except for the Basic Annual Rent during the Second Extension Term as specified above, Tenant’s occupancy of the Premises during the Second Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the First Extension Term.
     (g) If Tenant does not give the First Extension Notice within the period set forth in paragraph (a) above, Tenant’s right to extend the Lease Term for the First Extension Term and the Second Extension Term shall automatically terminate. If Tenant does not give the Second Extension Notice within the period set forth in paragraph (b) above, Tenant’s right to extend the Lease Term for the Second Extension Term shall automatically terminate. Time is of the essence as to the giving of the First Extension Notice and Second Extension Notice.
     (h) Except as otherwise agreed to in the definition of Basic Annual Rent as defined above, Landlord shall have no obligation to refurbish or otherwise improve the Premises for the First Extension Term and/or the Second Extension Term. Except as otherwise agreed to in the definition of Basic Annual Rent as defined above, the Premises shall be tendered on the Commencement Date of the First Extension Term and the Commencement Date of the Second Extension Term in “as-is”, “where-is”, and “with all faults” condition.
     (i) If the Lease is extended for either the First Extension Tern or Second Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto (the “Amendment”).
     If Tenant exercises its right to extend the term of the Lease for the First Extension Term or Second Extension Term pursuant to this Addendum, the term “Lease Term” as used in the Lease, shall be construed to include, when practicable, the First Extension Term or Second Extension Term, as applicable, except as provided in paragraph (f) above.

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ADDENDUM TWO
ADDITIONAL TENANT IMPROVEMENT ALLOWANCE FOR THIRD LEASE YEAR
ATTACHED TO AND A PART OF THE LEASE AGREEMENT
BY AND BETWEEN
K/B FUND IV
and
DIGITALGLOBE, INC.
     Provided that (i) Tenant is the Tenant originally named herein, (ii) Tenant actually occupies at least 50% of the Premises initially demised under this Lease and any space added to the Premises, and (iii) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both, upon the written request of Tenant on or prior to the first day of the thirty-sixth (36th) month of the Initial Term, Landlord agrees to provide Tenant, at Tenant’s option, with an additional allowance (the “First Additional TI Allowance”) of up to Seven Hundred Sixty-Nine Thousand Nine Hundred Forty Dollars ($769,940.00) [or up to Five Dollars ($5.00) per square foot of Rentable Area contained within the Office Space as set forth on the Effective Date] to be used by Tenant to offset costs actually incurred by Tenant related to Tenant’s occupancy of the Building (such costs to be evidenced by written invoices or other reasonable receipts). Tenant may use such First Additional TI Allowance for cabling and telecommunication, all voice/data cabling, including racks, furniture and hook -ups to telephone and computer equipment and equipment for the data center room, furniture, equipment, moving costs, telephone switch and instillation, supplemental HVAC units, architectural, engineering and project management fees, a security system for the Premises, and all permitting for Tenant’s Work. In the event Tenant desires to utilize any portion of the First Additional TI Allowance, then Tenant shall make a one-time request on or before the first day of the thirty-sixth (36th) month of the Initial Term indicating in such request the amount of such First Additional TI Allowance Tenant desires that Landlord disburse. Landlord and Tenant hereby agree that in the event Tenant notifies Landlord in writing that Tenant desires any portion of the First Additional TI Allowance, such portion requested by Tenant shall be promptly delivered to Tenant following Landlord’s receipt of written invoices and statements evidencing such expenses by Tenant. Any obligation of Landlord to provide any portion of the First Additional TI Allowance shall be subject to the terms of paragraph (d) of the Work Letter attached as Exhibit B to this Lease. If there is a dispute as to whether or not any portion of the First Additional TI Allowance is owed by Landlord to Tenant pursuant to this Addendum Two then such matter shall be subject to expedited arbitration as set forth in Addendum Six of this Lease. If the Arbitrator(s) (defined in Addendum Six above), following such expedited arbitration, determine(s) that Landlord owes Tenant certain portions of the First Additional TI Allowance and Landlord does not pay such portion of the First Additional TI Allowance within thirty (30) days following the Arbitrator(s)’ ruling, then Tenant shall be entitled to offset the amount of the First Additional TI Allowance that Landlord owes Tenant as set forth in the ruling of the Arbitrator(s) together with interest at the Default Rate against Rent.

ADDENDUM THREE
ADDITIONAL TENANT IMPROVEMENT ALLOWANCE FOR FOURTH LEASE YEAR
ATTACHED TO AND A PART OF THE LEASE AGREEMENT
BY AND BETWEEN
K/B FUND IV
and
DIGIT GLOBE, INC.
     Provided that (i) Tenant is the Tenant originally named herein, (ii) Tenant actually occupies at least 50% of the Premises initially demised under this Lease and any space added to the Premises, and (iii) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both, upon the written request of Tenant on or prior to the first day of the forty-eighth (48th) month of the Initial Term, Landlord agrees to provide Tenant, at Tenant’s option, with an additional allowance (the “Second Additional TI Allowance”) of up to Seven Hundred Sixty-Nine Thousand Nine Hundred Forty Dollars ($769,940.00) [or up to Five Dollars ($5.00) per square foot of Rentable Area contained within the Office Space as set forth on the Effective Date] to be used by Tenant to offset costs actually incurred by Tenant related to Tenant’s occupancy of the Building (such costs to be evidenced by written invoices or other reasonable receipts). Tenant may use such Second Additional TI Allowance for cabling and telecommunication, all voice/data cabling, including racks, furniture and hook -ups to telephone and computer equipment and equipment for the data center room, furniture, equipment, moving costs, telephone switch and instillation, supplemental HVAC units, architectural, engineering and project management fees, a security system for the Premises, and all permitting for Tenant’s Work. In the event Tenant desires to utilize any portion of the Second Additional TI Allowance, then Tenant shall make a one-time request on or before the first day of the forty-eighth (48th) month of the Initial Term indicating in such request the amount of such Second Additional TI Allowance Tenant desires that Landlord disburse. Landlord and Tenant hereby agree that in the event Tenant notifies Landlord in writing that Tenant desires any portion of the Second Additional TI Allowance, such portion requested by Tenant shall be promptly delivered to Tenant following Landlord’s receipt of written invoices and statements evidencing such expenses by Tenant. If there is a dispute as to whether or not any portion of the Second Additional TI Allowance is owed by Landlord to Tenant pursuant to this Addendum Three then such matter shall be subject to expedited arbitration as set forth in Addendum Six of this Lease. If the Arbitrator(s) (defined in Addendum Six above), following such expedited arbitration, determine(s) that Landlord owes Tenant certain portions of the Second Additional TI Allowance and Landlord does not pay such portion of the Second Additional TI Allowance within thirty (30) days following the Arbitrator(s)’ ruling, then Tenant shall be entitled to offset the amount of the Second Additional TI Allowance that Landlord owes Tenant as set forth in the ruling of the Arbitrator(s) together with interest at the Default Rate against Rent.

ADDENDUM FOUR
GENERATOR
ATTACHED TO AND A PART OF THE LEASE AGREEMENT
BETWEEN
K/B FUND IV
and
DIGITALGLOBE, INC.
1.	Notwithstanding anything to the contrary contained in the Lease, and subject to the conditions listed below, Landlord hereby grants Tenant the right to install, at Tenant’s sole cost and expense, up to two (2) emergency generators of up to 2 megawatts KVA each (“Generators”) to provide an emergency power supply to the Premises on a 24 hour, 7-day per week basis. The Generators are to be installed during Business Hours in a location that is acceptable to Landlord in its sole and absolute discretion. The placement and installation of the Generators shall be subject to the following terms and conditions:
     (i) The Generators shall meet all plans, specifications and conditions reasonably required by Landlord and shall be installed in accordance with that criteria required by Landlord in its reasonable discretion and in accordance with a set of criteria to be reasonably determined and reasonably approved by Landlord (“Generator Plans”).
     (ii) Tenant shall not make any additions or modifications to the Generators or the Generator Plans without the prior written approval of Landlord.
     (iii) Tenant, at its sole cost and expense, shall install, maintain, repair, replace and operate the Generators in good working condition and in a first class manner.
     (iv) Tenant must obtain (and provide Landlord with copies of) all necessary approvals, permits and licenses from all governmental authorities having jurisdiction over the Generators prior to the installation of the Generators. Tenant shall use, operate, maintain and repair the Generators throughout the Lease Term in accordance with all applicable local, state and federal Laws, rules and regulations (including any environmental laws, rules or regulations).
     (v) Tenant shall use a contractor approved by Landlord, in Landlord’s sole discretion, to install the Generators in accordance with the Generator Plans. Landlord’s approval shall be conditioned upon such contractor maintaining insurance coverages acceptable to Landlord.
     (vi) Tenant’s installation and maintenance of the Generators shall be performed during the Building’s non-business hours and in a manner so as not to create a disturbance to other tenants located in the Building.
2.	The Generators shall be operated in a manner so as not to cause any noise, odor or vibration or any other disturbance which may interfere with the operations of other tenants in the Building. Tenant shall, at Tenant’s sole cost and expense, screen the Generators from view in a manner reasonably acceptable to Landlord in its reasonable discretion. If Landlord requirements for screening the Generators are more restrictive than that required by the City of Longmont, then Landlord shall pay one-half the excess cost incurred by Tenant due to Landlord’s increased restrictions regarding the screening of the Generators (and Tenant shall pay the other one-half of the cost). In the event that the Generators causes soil, oil, fumes or other debris to accumulate on the Building’s brick or glass, Tenant shall immediately clean such debris at its sole cost and expense upon receipt of notice from Landlord, or, at Landlord’s option, Landlord may

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clean the debris and Tenant shall immediately reimburse Landlord for the reasonable costs of such cleaning upon receipt of notice from Landlord.
3.	Tenant agrees that the Generators shall be installed, maintained, repaired, replaced and removed in such a manner so as not interfere with the operation of any of the building systems located in the Building.
4.	In the event that the presence of the Generators at the Building or in the Premises causes an increase in Landlord’s insurance costs, Tenant agrees to pay such increase in costs to Landlord as additional rent.
5.	Notwithstanding anything to the contrary in the Lease, Tenant hereby agrees to indemnify, protect, defend and hold harmless Landlord Indemnitees for, from and against all liabilities, claims, fines, penalties, costs, damages or injuries to persons, damages to property, losses, liens, causes of action, suits, judgments and expenses (including court costs, attorneys’ fees and costs of investigation), of any nature, kind or description of any person or entity, directly or indirectly arising out of, caused by, or resulting from (in whole or part) (1) Tenant’s construction of or use, occupancy or enjoyment of the Generators, (2) any activity, work or other things done, permitted or suffered by Tenant and its agents and employees with respect to the Generators, or (3) any damage to Tenant’s property, or the property of Tenant’s agents, employees, contractors, business invitees or licensees (collectively, “Liabilities”); EVEN IF SUCH LIABILITIES ARE CAUSED IN PART BY THE NEGLIGENCE (BUT EXCLUDING SOLE NEGLIGENCE) OF ANY LANDLORD INDEMNITEE, BUT NOT TO THE EXTENT SUCH LIABILITIES ARE CAUSED BY THE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SUCH LANDLORD INDEMNITEE.
6.	Tenant shall disconnect and remove the Generators at or prior to the termination or expiration of this Lease and restore the Premises and all other areas (including greenery and landscaping) in or about the Building where any portion of the Generators are installed to its original condition as of the Commencement Date, reasonable wear and tear excepted and to repair any damage covered by such disconnection and/or removal.
7.	The terms and provisions of this Addendum Four shall survive the termination or earlier expiration of this Lease.

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ADDENDUM FIVE
SIGNAGE RIGHTS
ATTACHED TO AND A PART OF THE LEASE AGREEMENT
BETWEEN
K/B FUND IV
and
DIGITALGLOBE, INC.
Provided that no event of default has occurred and is continuing, Tenant, at Tenant’s sole cost and expense, to be deducted from the Landlord’s Construction Allowance, the First Additional TI Allowance and/or the Second Additional TI Allowance, shall be entitled to install a sign panel on monument signage at the Building to be constructed by Landlord in a location reasonably acceptable to Landlord, such signage being subject to Landlord’s prior written approval, such approval to be in Landlord’s reasonable discretion (collectively, “Tenant’s Sign”). Notwithstanding the foregoing sentence, Tenant’s Sign shall be subject to and in compliance with all Laws, applicable conditions, covenants and restrictions effecting the Building and Project. Tenant shall be solely responsible for the cost and expense of obtaining and maintaining any necessary permits for Tenant’s Sign and any sign licenses related thereto, and for the cost and expense of maintenance and utilities for Tenant’s Sign (including all metered electrical usage), however, Landlord shall reasonably cooperate with Tenant and in any event Landlord shall be responsible for obtaining necessary permits for construction of any signs. Additionally, Tenant shall maintain Tenant’s Sign in a first class manner. Tenant’s Sign shall be installed in accordance with all applicable Laws, codes, ordinances, covenants, conditions and restrictions relating to the Building. The style, type, color, size, and design of Tenant’s Sign and the means and method of attachment of Tenant’s Sign shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed. All rights and remedies of Landlord under the Lease (including, without limitation, Landlord’s self-help remedies) shall apply in the event Tenant fails to maintain Tenant’s Sign as herein required. Upon the expiration or earlier termination of the Lease, Tenant shall pay all costs associated with the removal of Tenant’s Sign and the restoration of where Tenant’s Sign is located to as near its original condition as may then be reasonably required by Landlord. The terms and provisions of this Addendum shall survive the expiration or earlier termination of this Lease. Additionally there are three (3) flag poles at the Building and Landlord agrees that Tenant may fly its company flag from one of the flagpoles. Landlord shall also construct and install a suite monument sign for Tenant outside of the Premises.

ADDENDUM SIX
ARBITRATION
ATTACHED TO AND A PART OF THE LEASE AGREEMENT
BY AND BETWEEN
K/B FUND IV
and
DIGITALGLOBE, INC.
     (a) Arbitration Matters. Any dispute by the parties hereto as to (i) any dispute as to Operating Costs Reimbursement, (ii) the determination of whether or not Landlord owes or should pay any portion of the Landlord’s Construction Allowance, to Tenant under Exhibit B of this Lease, (iii) the determination of the Final Plans under Exhibit B of this Lease, (iv) the determination of whether or not Landlord owes or should pay any portion of the First Additional TI Allowance, to Tenant under Addendum Two of this Lease, and/or (v) the determination of whether or not Landlord owes or should pay any portion of the Second Additional TI Allowance, to Tenant under Addendum Three of this Lease shall be settled by arbitration in accordance with the provisions of this Addendum Six, and any determination as a result thereof shall be binding upon the parties.
     (b) Appointment of Arbitrators. Landlord and Tenant shall use all reasonable efforts to agree, within five (5) business days following receipt of a notice of the submission of a matter to arbitration, upon the appointment of one (1) arbitrator to resolve the matter. If an agreement on a single Arbitrator cannot be reached within the five (5) business day period, Landlord and Tenant shall each appoint their own respective arbitrator within ten (10) business days following the elapse of the five (5) business day period and shall specify the name and address of their respective arbitrator to the other party prior to the expiration of such ten (10) business day period; provided, that if one party fails to specify the name and address of its selected arbitrator within such ten (10) business day period the other party shall give failing party written notice and if within five (5) days after such written notice the failing party still has not specified an arbitrator, the arbitrator selected by the other party shall act as the single arbitrator as if both parties had agreed to the appointment of such arbitrator as provided above. The selected arbitrators shall then meet within ten (10) days of the appointment of the last of the two; and if such arbitrators are unable to agree upon such matter within fifteen (15) days, they shall appoint a third arbitrator within ten (10) business days following expiration of this period. If the two (2) arbitrators are unable to agree upon a third arbitrator within such ten (10) business day period, the third arbitrator shall be appointed as soon as reasonably possible thereafter by the American Arbitration Association (or any successor organization, or if no successor organization shall then exist, by a court of competent jurisdiction residing in Denver, Colorado), subject to the qualification requirements set forth below. In the event of the failure, refusal or inability or any arbitrator to act, a new arbitrator shall be appointed in his stead, which appointment shall be made in the same manner as set forth above for the appointment of such resigning arbitrator. Immediately following the selection of the final arbitrator, the arbitrator(s) shall meet and, within fifteen (15) days following the complete selection of the arbitrator, endeavor to resolve the matter as set forth in paragraph (c) below; such fifteen (15) day period may be extended only to the extent of delay caused by Force Majeure.
     (c) Decisions of Arbitrators. Within ten (10) business days following the selection of all arbitrators (“Arbitrators”), each party shall submit to such Arbitrators such party’s proposed resolution of the matter being arbitrated, together with reasonable evidence supporting such proposed resolution. The Arbitrator(s) shall select either the proposed resolution of such matter submitted by Landlord or the proposed resolution of such matter submitted by Tenant, whichever proposal such Arbitrator(s) deem to be the most correct according to the definitions, terms and requirements set forth in this Lease, with no compromise between the two (2) separate proposals. A decision of the Arbitrators shall be by the concurrence of at least two (2) Arbitrators, except that if only one

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Arbitrator is required, the decision of such Arbitrator shall govern. The Arbitrator(s) shall have the authority to request additional facts or evidence from each of the parties and, if such Arbitrators so require, a hearing to present the same. In the event of such a hearing, rules of evidence applicable to judicial proceedings in Denver, Colorado civil district courts shall govern; however, evidence will be admitted or excluded in the sole discretion of the Arbitrator(s). The Arbitrator(s) shall resolve the controversy and shall execute and acknowledge their decision, together with a brief statement describing the rationale for such decision, in writing and deliver a copy thereof to each of the parties personally or by registered or certified mail, return receipt requested. If the Arbitrators fail to reach an agreement during such fifteen (15) day period, they shall be discharged, and new arbitration proceedings shall commence, which appointments shall be made in the same manner as set forth above. By agreement in writing, Landlord and Tenant may extend the time to reach agreement either before or after the expiration thereof.
     (d) Costs. The cost of the arbitration shall be paid by Tenant if the Arbitrators rule in favor of the resolution proposed by Landlord and by Landlord if the if the Arbitrators rule in favor of the resolution proposed by Tenant; and shall be borne equally otherwise.
     (e) Qualifications. Each Arbitrator tinder this Addendum Six shall be an architect licensed under the laws of the State of Colorado, and shall have been actively and continuously engaged in transactions involving in the aggregate more than 3,000,000 square feet of rentable area of office space in Denver, Colorado for the immediately preceding ten (10) year period. In addition, the third arbitrator shall be an independent architect not having any prior relationship representing either Landlord or Tenant.
     (f) Binding. The decision of the Arbitrator(s) shall be final and non-appealable, shall be binding on both Landlord and Tenant, and may be enforced in any court of competent jurisdiction in Denver, Colorado.
     (g) Confidentiality. All information produced by the parties in Arbitration shall remain confidential and shall not be made part of any public record. Neither party shall make any public announcement of the outcome of Arbitration until and unless both parties have agreed upon the terms of such press release or other public announcement

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